 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-265320
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 31, 2022)
Tuya Inc.
7,300,000 Class A Ordinary Shares
We are offering 7,300,000 Class A ordinary shares, par value US$0.00005 per share, as part of a global offering (the “Global Offering”), consisting of an international offering of 6,570,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 730,000 Class A ordinary shares.
The public offering price for the international offering and the Hong Kong public offering is HK$19.30 per Class A ordinary share, or approximately US$2.46 per Class A ordinary share based on an exchange rate of HK$7.8494 to US$1.00.
Our American depositary shares (“ADSs”) are listed on the New York Stock Exchange under the symbol “TUYA.” On June 24, 2022, the last reported trading price of our ADSs on the New York Stock Exchange was US$2.53 per ADS, or HK$19.86 per Class A ordinary share, based upon an exchange rate of HK$7.8494 to US$1.00. Each ADS represents one Class A ordinary share.
The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable laws. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
Approval-in-principal has been granted by The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) pursuant to the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “2391.”
Investing in our ADSs and Class A ordinary shares involves risks. See “Risk Factors” beginning on page S-32 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our ADSs and Class A ordinary shares.
Tuya Inc. is not an operating company in China but a Cayman Islands holding company with no material operations of its own. Tuya Inc. conducts substantially all of its business operations in China through (i) its PRC subsidiaries, including Hangzhou Tuya Information Technology Co., Ltd. (“Tuya Information”), its wholly-owned subsidiary incorporated in the PRC, and (ii) Hangzhou Tuya Technology Co., Ltd. (“Hangzhou Tuya Technology”), the variable interest entity (the “VIE”), with which it has maintained contractual arrangements.
As used in this prospectus supplement, “Tuya,” “we,” “us,” “our company,” and “our” refer to Tuya Inc., our Cayman Islands holding company and its subsidiaries, unless otherwise indicated. We and our subsidiaries do not, and it is virtually impossible for us and our subsidiaries to, have any equity interests in the VIE as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services. As a result, we depend on certain contractual arrangements with the VIE to exert control over the business currently conducted by the VIE. This structure, which we refer to as the “VIE structure,” allows us to exercise control over the VIE. The VIE structure also allows us to be considered the primary beneficiary of the VIE for accounting purposes, thus consolidating its operating results in our financial statements under the U.S. GAAP, to the extent the conditions for consolidation of the VIE under U.S. GAAP are satisfied. As of the date of this prospectus supplement, due to PRC restrictions on foreign ownership of telecommunication businesses, we conduct a de minimis portion of our business through the VIE, and rely on contractual arrangements among Tuya Information, the VIE and its nominee shareholders to exert control over the business operations of the VIE. The revenue generated by the VIE contributed less than 0.1% of our total revenue in each of 2019 and 2020, and the revenue contribution from the VIE was nil in 2021.
The VIE structure involves unique risks to investors. Investors in our equity securities should note that they are purchasing equity securities of Tuya Inc., a Cayman Islands holding company, rather than equity securities issued by our subsidiaries or the VIE. Neither such investors nor the holding company itself have an equity ownership in, direct investment in, or control of, through such ownership or investment, the VIE. Investors who are non-PRC residents may never directly hold equity interests in the VIE under current PRC laws and regulations. In addition, the VIE structure is subject to risks associated with the contractual arrangements with the VIE. As of the date of this prospectus supplement, to our best knowledge, our directors and management, the contractual arrangements with the VIE have not been tested in a court of law in the PRC. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, the VIE and investors in our company face uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIE and, consequently, negatively affect the business, financial condition and results of operations of the VIE and our company as a whole. Our Class A ordinary shares or our ADSs may significantly decline in value or become worthless, if we are unable to effectively enforce our contractual control rights over the assets and the operations of the VIE. For a detailed description of the risks associated with the VIE structure, please refer to “Item 3. Key Information — 3. D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F.
We also face various legal and operational risks and uncertainties related to doing business in China. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of inspection from the U.S. Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. The PRC government has authority to regulate and exert influence on companies operating in the PRC, including their ability to conduct business, accept foreign investments or be listed on foreign stock exchanges. The PRC government may also intervene with or influence our operations as the government deems appropriate to further regulatory political and societal goals, among other things, which could result in an adverse impact on our operations and/or value of our Class A ordinary shares and the ADSs. The PRC government has recently published new policies that have significantly impacted our industry and we cannot rule out the possibility that it will in the future further release regulations or policies regarding our industry, including those that may have adverse impacts on our business, financial condition and results of operations. These actions may cause the value of such securities to significantly decline or in extreme cases, become worthless. For a more detailed discussion of these risks, see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China” and “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Corporate Structure” in our 2021 Form 20-F.
The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our external auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. The HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completed by the PCAOB in connection with our filing of our 2021 Form 20-F. For more details, see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024, if the PCAOB is unable to inspect or fully investigate auditors located in China, or 2023, if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.
Tuya Inc. is a holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, Tuya Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIE in China. Under PRC law, Tuya Inc. may provide funding to our PRC subsidiaries through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Tuya Inc. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Prospectus Supplement Summary — Transfer of Funds and Other Assets through Our Organization” in this prospectus supplement. Tuya Inc. has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our Class A ordinary shares.
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$19.30 PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share		Total
Public offering price	HK$	19.30(1)	HK$	140,890,000
Underwriting discounts and commissions(2)	HK$	0.77	HK$	5,635,600
Proceeds to us, before expenses(3)	HK$	18.53	HK$	135,254,400

(1)
Equivalent to US$2.46 per ADS, based upon each ADS representing one Class A ordinary share and an exchange rate of HK$7.8494 to US$1.00 as of June 10, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See “Underwriting” beginning on page S-51 of this prospectus supplement for a description of the underwriters’ discounts and commissions.

(3)
Includes net proceeds of HK$13,525,400 from the sale of 730,000 Class A ordinary shares in the Hong Kong public offering.

We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 1,095,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. An affiliate of Morgan Stanley Asia Limited has entered into a borrowing arrangement with Tenet Group Limited to facilitate the settlement of the over-allocations. The affiliate of Morgan Stanley Asia Limited is obligated to return the same number of Class A ordinary shares to Tenet Group Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Tenet Group Limited for the loan of these Class A ordinary shares.
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around July 5, 2022.

Joint Sponsors
CICC	BofA Securities	Morgan Stanley
Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers
CICC	Morgan Stanley	BofA Securities
Joint Bookrunners and Joint Lead Managers
CMBI	Tiger Brokers
Prospectus supplement dated June 27, 2022

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any other offering materials we file with the SEC. We have not, Tenet Group Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Tenet Group Limited or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering (as defined in this prospectus supplement under the “Underwriting” section) and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-265320) that we filed with the SEC on May 31, 2022 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADSs” refers to the American depositary shares, each representing one Class A ordinary share;

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“CAC” refers to the Cyberspace Administration of China;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement only, Taiwan, Hong Kong and Macau;

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“CIC” refers to China Insights Consultancy, an independent professional market research and consulting company;

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“Class A ordinary share” refers to our Class A ordinary shares, par value US$0.00005 per share;

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“Class B ordinary share” refers to our Class B ordinary shares, par value US$0.00005 per share;

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“Hangzhou Tuya Technology” refers to Hangzhou Tuya Technology Co., Ltd.;

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“Hong Kong Listing” refers to the listing of the Class A ordinary shares on the Main Board of the Hong Kong Stock Exchange;

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“IoT” refers to Internet of Things, a concept of connecting physical objects, or “things,” that are embedded with communication modules, software, and other technologies for the purpose of connecting and exchanging information with other devices and systems over the internet or other communications networks;

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“Listing Date” refers to the date, expected to be on or about July 5, 2022, on which the Class A ordinary shares are to be listed and on which dealings in the Class A ordinary shares are to be first permitted to take place on the Hong Kong Stock Exchange;

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“MAA” or “Articles” refers to the eighth amended and restated memorandum and articles of association of our company, currently effective;

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“NYSE” refers to the New York Stock Exchange;

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“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

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“SaaS” refers to software as a service, a cloud-based software licensing and delivery model in which software and associated data are centrally hosted and are available to end users over the internet;

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“shares” or “ordinary shares” refer to our Class A and Class B ordinary shares, per value US$0.00005 per share;

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“Tuya,” “we,” “us,” “our company,” and “our” refer to Tuya Inc., a Cayman Islands company and its subsidiaries, unless otherwise indicated;

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“Tuya Information” refers to Hangzhou Tuya Information Technology Co., Ltd.;

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“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and

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“variable interest entity,” or “VIE,” refers to the PRC entity, of which, through certain contractual arrangements, we have power to exert control over the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law; the foregoing contractual arrangements allow us to be considered the primary beneficiary of the VIE for accounting purposes, and to consolidate its operating results in our financial statements under the U.S. GAAP to the extent the conditions for consolidation of the VIE under U.S. GAAP are satisfied.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at RMB6.7081 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 10, 2022. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information that we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Tuya Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Tuya Inc., CIK number 0001829118.
We incorporate by reference the documents listed below in this prospectus supplement.
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Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022 (File No. 001-40210), or our 2021 Form 20-F;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed with the SEC on March 12, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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Our current report on Form 6-K furnished to the SEC on June 22, 2022 (File No. 001-40210), or the Super 6-K; and

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With respect to the offering of the securities under this prospectus supplement, any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
Tuya Inc.
10/F, Building A, Huace Center
Xihu District, Hangzhou City, Zhejiang, 310012
People’s Republic of China
+86 0571-86915981
Attention: Investor Relations

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein may contain statements that constitute forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.
Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — 3.D. Risk Factors” in our 2021 Form 20-F and under the section entitled “Risk Factors” in Exhibit 99.1 to the Super 6-K. These risks and uncertainties include factors relating to:
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general economic, political, demographic and business conditions in China and globally;

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our ability to implement our growth strategies;

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the success of operating initiatives, including advertising and promotional efforts and new product and service development by us and our competitors;

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our ability to develop and apply our technologies to support and expand our product and service offerings;

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our ability to compete and conduct our business in the future;

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the expected growth of the IoT PaaS and SaaS industries in China and globally;

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our ability to estimate customer demand properly;

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the availability of qualified personnel and the ability to retain such personnel;

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competition in the IoT PaaS and SaaS industries;

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the COVID-19 pandemic and government measures taken in response thereto;

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changes in government policies and regulations; and

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other factors that may affect our financial condition, liquidity and results of operations.

This list of important factors is not exhaustive. We would like to caution you not to place undue reliance on these forward-looking statements. We operate in an evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We qualify all of our forward-looking statements by these cautionary statements.
You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully, especially the risks of investing in the ADSs discussed under “Risk Factors” of this prospectus supplement and under “Item 3. Key Information —  3.D. Risk Factors” in our 2021 Form 20-F, and Exhibit 99.1 to the Super 6-K, that are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us and prepared by CIC to provide information regarding our industry. We refer to this report as the “CIC Report.”
Overview
IoT refers to the connection of physical objects, or “things,” that are embedded with communication modules, software, and other technologies for the purpose of connecting and exchanging information with other devices and systems over the internet or other communications networks. By connecting a large number of physical objects as well as the people using them to a large, interconnected network, IoT turns everyday things into “smart” connected devices and is transforming way people interact with devices and the broader physical world and is changing the world and creating new business opportunities.
We established the world’s first IoT cloud development platform, according to CIC, which has given us substantial first-mover advantages in the global IoT PaaS space. According to CIC, we established our IoT cloud development platform in May 2015, earlier than our major competitors in the global IoT PaaS Industry. See “Industry Overview — Competitive Analysis of Global IoT PaaS Industry” in Exhibit 99.1 to the Super 6-K. Through our IoT cloud development platform, we deliver a variety of offerings. Our IoT Platform as a Service (PaaS) enables brands, OEMs, and developers to develop, launch, manage and monetize smart devices and services. Our Industry Software as a Service (SaaS) offering enables businesses to deploy, connect, and manage large numbers and different types of smart devices. We also offer businesses, developers and end users a diverse range of cloud-based value-added services to improve their ability to develop and manage IoT experiences.
Through our IoT cloud development platform, we have enabled developers to activate an IoT ecosystem of brands, OEMs, partners and end users to engage and communicate through a broad range of smart devices.

Tuya IoT Cloud Development Platform-enabled Ecosystem
We have cultivated a large and diversified customer base. We had approximately 5,000 and 8,400 customers, respectively, in 2020 and 2021, primarily including brands, OEMs, industry operators and system integrators. For the same periods, our IoT PaaS empowered approximately 2,700 and 4,100 brands, respectively, to develop their smart devices, including leading brands such as Calex, Philips and Schneider Electric. Our IoT PaaS currently enables businesses and developers across over 200 countries and regions globally to develop smart devices in more than 2,200 categories. According to CIC, we ranked the first with a market share of 14.9% in the global market of IoT PaaS for smart home and smart business in terms of revenue in 2021. According to the same source, we were the largest IoT PaaS provider in the global market of IoT PaaS as a subset of the broader IoT industry in terms of the volume of smart devices powered in 2021. For more information about the industries in which we operate, see “Industry Overview.” As of December 31, 2021, there were approximately 388.3 million smart devices powered by Tuya. We are also attracting an increasing number of Industry SaaS customers. We have established a large and active community of over 510,000 registered IoT device and software developers as of December 31, 2021. Smart devices powered by Tuya are available in approximately 120,000 stores all over the world as of June 13, 2022.
Today, billions of smartphone users run their lives on millions of apps. The mobile internet revolution is made possible by ubiquitous high speed connectivity, local capabilitie in computing, storage and networking, and most importantly a software experience that transforms business operations and user interaction. IoT provides the opportunity of connecting every “thing” and every person. This offers a growth opportunity similar to that of the mobile internet. We believe IoT will follow a similar evolution enabled by connectivity, computing, software and software development tools. During this evolution, developers are playing a key role in deciding the services and technologies to be used within their organizations and unlocking the IoT growth opportunity. As developers create more smart devices and IoT services, they need a software platform that enables them to develop efficiently and manage the complexities of the full development cycle.
Traditionally, businesses offered static, disconnected devices that limited their ability to establish and maintain long-term relationships with their end users. We have built an open and cloud-agnostic platform, where developers can create software applications that turn traditional devices into connected and active devices, engage with end users throughout the product lifecycle, and create new revenue opportunities.
Our offerings enable customers across a broad range of industry verticals, such as smart home, smart business, healthcare, education, agriculture, outdoors and sport, and entertainment. Our platform is cloud-agnostic, allowing customers to simultaneously work with multiple public cloud solutions, such as Amazon Web Services, Microsoft Azure and Tencent Cloud, as well as their private cloud infrastructures, with the flexibility to switch among them if needed. Our platform also integrates mainstream third-party technologies, such as Amazon Alexa, Google Assistant and Samsung SmartThings, to make smart devices more intelligent.
Our platform benefits from network effects driven by our ecosystem of developers, businesses, partners and end users. End users of smart devices demand a single interface to interact with various types of devices from different brands — an experience similar to using different apps on one smartphone. Our platform provides an open architecture to connect any device from any brand, while enabling users to manage all devices across brands through a single portal. As a result, we believe that as our platform continues to grow, more brands and OEMs want to join our platform to integrate their devices onto the single user interface through which devices from other brands are connected. These self-reinforcing network effects further increase our brand awareness and generate word-of-mouth referrals, helping us build an extensive, vibrant and increasingly interconnected IoT ecosystem.
We help our customers succeed and benefit from their long-term growth through our consumption-based revenue model as we deploy IoT PaaS on more smart devices developed by our customers. We had 311 premium IoT PaaS customers, defined as IoT PaaS customers who individually contributed more than US$100,000 of revenue during the immediately preceding 12-month periods, as of December 31, 2021. In 2021, our premium IoT PaaS customers contributed approximately 88.6% of our revenues generated from IoT PaaS. Our dollar-based net expansion rate of IoT PaaS was 153% for the trailing 12-month period ended December 31, 2021, indicating strong growth within our existing customer base.
We also provide Industry SaaS to help businesses drive efficiency, cost saving and productivity across verticals, from smart commercial lighting to smart hotel and community. The deployment of our Industry SaaS solutions also enables us to reach and build relationships with a large number of brands, hardware companies and system integrators, which reinforces our network effect and synergies. We have also gained significant traction of Industry SaaS since its launch in late 2019, demonstrated by the fact that over 85% of businesses that became our smart hotel SaaS customers in 2020 renewed their contracts with us in 2021.
Our business has scaled rapidly in recent years. In 2021, we achieved deployment of IoT PaaS of 184.0 million, representing an increase of 57.9% from 116.5 million in 2020. Our revenue increased by 70.0% from US$105.8 million in 2019 to US$179.9 million in 2020, and further increased by 67.9% to US$302.1 million in 2021, representing a CAGR of 69.0% from 2019 to 2021. We generated net losses of US$70.5 million, US$66.9 million and US$175.4 million in 2019, 2020 and 2021, respectively. In 2019, 2020 and 2021, our adjusted loss (non-GAAP financial measure) was US$65.3 million, US$57.5 million and US$109.3 million, respectively. For an explanation of our reason for using adjusted loss, a non-GAAP financial measure, and a reconciliation of adjusted loss (non-GAAP financial measure) to net loss, see “Financial Information — Non-GAAP Financial Measure” in Exhibit 99.1 to the Super 6-K.
Our Innovation
We are an innovative company and we believe our innovativeness is demonstrated by the following:
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Our success is attributable to our technology innovations as well as our business model and product innovations, which differentiate us from our competitors.

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Our significant first-mover advantages in delivering an IoT cloud development platform.   We established the world’s first IoT cloud development platform, according to CIC. This has given us significant first-mover advantages to quickly attract and build long-term relationships with well-known brands, develop in-depth cooperative relationships with established participants in the industry and continuously optimize our IoT cloud development platform based on customers’ feedbacks since early stage of development. Moreover, according to CIC, we are the world’s first IoT cloud development platform to provide end-to-end IoT services, which enable brands and OEMs to easily and quickly complete the entire IoT development process at one stop using our IoT cloud development platform. This enables us to increase customer stickiness and build long-term customer relationships and loyalty. According to CIC, we are also the world’s first IoT cloud development platform at scale that is cloud-agnostic, a technological capability valued by brands, OEMs and developers who may transfer IoT software, applications and services from one cloud infrastructure to another.
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Proprietary cutting-edge IoT technologies.   We have self-developed cutting-edge IoT technologies, consisting mainly of Things Technology Platform (TTP) and Application Enabling Platform (AEP). TTP and AEP together serve as the bedrock of our IoT cloud development platform and product offerings. With these technologies, developers are able to develop, manage and upgrade smart devices and customize IoT capabilities for their specific user cases, which enables us to build a growing and vibrant network of developers and partners and drive its long-term revenue growth.

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Business model and product innovations.   We believe that our business model and product innovations are demonstrated by the following three key elements: (a) our open, cloud-agnostic and full-stack IoT cloud development platform; (b) IoT offerings with the most comprehensive key features and strong value propositions; and (c) our extensive, vibrant and increasingly interconnected IoT ecosystem.

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Research and development is a significant contributor of our value and constitutes a major activity and expense.   In 2019, 2020 and 2021, we incurred US$52.0 million, US$77.4 million and US$174.3 million of research and development expenses, respectively, representing 49.2%, 43.0% and 57.7% of our total revenue, respectively, in the same periods. Our leadership is built by our creative and dedicated teams who are passionate about IoT. As of December 31, 2021, we had 2,561 research and development employees, representing approximately 73.8% of total employees. A majority of our research and development team members have approximately 6.1 years of experience across a significant number of different subject areas such as IoT, industry design, cloud computing, AI and machine learning.

•
Our success is attributable to our intellectual property portfolio.   We have a robust intellectual property portfolio and we believe our patents, know-how, proprietary technologies, trademarks, copyrights, domain names, and similar intellectual property as critical to our success. As of the June 13, 2022, we had registered 317 patents, 606 trademarks, 127 copyrights, and 118 domain names in China and overseas.

Our Competitive Strengths
We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:
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Pioneer and Global Leader with Significant First-mover Advantage — Our first-mover advantage, scale and expertise allow us to partner with developers and customers to help them develop software that differentiates their products, thereby gaining significant IoT mindshare with developers and customers.

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Open and End-to-end IoT Cloud Development Platform — We have built an open and fully integrated IoT cloud development platform that provides developers across the world with lifecycle services and enable them to build and manage applications effectively by taking care of the remaining technical complexities.

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Differentiated Technology and Data Capabilities — We leverage our cutting-edge technologies to enable developers to have better developing experience, and help them better serve end users.

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Thriving Ecosystem with Powerful Network Effects — We have established a thriving ecosystem of developers, brands, OEMs, partners and end users on our platform due to its powerful network effects.

Our Growth Strategies
We believe we are the leading IoT cloud development platform based on our leading position in the global market of IoT PaaS. We intend to strengthen our position as the leading IoT cloud development platform and continue to grow our business by pursuing the following strategies:
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Extend our technology leadership;

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Deepen our relationship with existing customers;

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Acquire new customers;

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Grow and broaden SaaS offerings; and

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Broaden our reach by expanding into new verticals.

Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. You should carefully consider the matters discussed under “Item 3. Key Information — 3.D. Risk factors” in our 2021 Form 20-F, “Risk Factors” in Exhibit 99.1 to the Super 6-K, as well as other documents incorporated by reference in to the accompanying prospectus.
Risks Related to Our Business and Industry
We are also subject to risks and uncertainties related to our business and industry, including, but not limited to, the following:
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We operate in an emerging and evolving market, which may develop differently from or more slowly than we expect. If our market does not grow as we expect, or if we cannot expand our products and services to meet the demands of this market, our revenues may decline, or fail to grow, and we may continue to incur operating losses.

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We have a limited operating history, making it difficult to forecast our future results of operations.

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Our recent growth may not be indicative of our future growth, and we may not be able to sustain our revenue growth rate in the future.

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The markets in which we operate are competitive, and if we do not compete effectively, our business, operating results and financial condition could be harmed.

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The success of our business is dependent upon our ability to maintain and expand our customer base and our ability to convince our customers to increase the use of our products and services. If we are unable to expand our customer base, or if the use of our products and services by our customers declines, our business may be harmed.

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If we fail to estimate customer demand properly, our financial results could be harmed.

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Our use of third-party suppliers involves certain risks that may result in, among others, increased costs, disruption of supply or shortage of raw materials quality or compliance issues, or failure by our suppliers to timely manufacture the modules and finished smart devices, any of which could materially harm our business.

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If we are not able to introduce new features or products successfully or to make enhancements to our existing products and services, our business and results of operations could be adversely affected.

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We rely upon third-party providers of cloud-based infrastructure to host our platform. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

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We benefit from integration of our products and services with those of our business partners. If these business partners choose not to partner with us in the future, our business and results of operations may be harmed.

Risks Related to Our Corporate Structure
We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:
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If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

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We rely on contractual arrangements with the VIE and its respective shareholders to use, or otherwise benefit from, certain licenses and approvals we may need in the future, which may not be as effective as direct ownership in providing operational control and could adversely affect our business, operating results and financial condition.

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Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have an adverse effect on part of our business.

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The registered shareholders of the VIE may have potential conflicts of interest with us, which may adversely affect part of our business.

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Contractual arrangements we have entered into with the VIE may be subject to scrutiny by the PRC tax authorities. A finding that we owe additional taxes could negatively affect our financial condition and the value of your investment.

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We may lose the ability to use and benefit from assets held by the VIE that could be material or supplementary to the operation of our business if the VIE goes bankrupt or becomes subject to dissolution or liquidation proceeding.

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Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and operations.

Risks Related to Doing Business in China
We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:
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A severe or prolonged downturn in the PRC or global economy could materially and adversely affect our business, results of operations and financial condition.

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations.

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We are exposed to risks associated with international relations and geopolitical risks.

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The uncertainties in the PRC legal system could materially and adversely affect us.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

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We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

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The filing, approval or other administration requirements of the CSRC, the CAC or other PRC government authorities may be required to maintain our listing status or conduct future offshore securities offerings.

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The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for the audit report included in our annual report filed with the SEC and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

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Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024, if the PCAOB is unable to inspect or fully investigate auditors located in China, or 2023, if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to Our Class A Ordinary Shares and ADSs
Risks and uncertainties related to our Class A ordinary shares and ADSs include, but are not limited to, the following:
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The price and trading volume of our ADSs may be volatile, which could lead to substantial losses to investors.

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The concentration of our shares’ voting power limited our shareholders’ ability to influence corporate matters.

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Holders of the ADSs may not have the same voting rights as the holders of our Class A ordinary shares and may not be able to exercise their right to direct how our Class A ordinary shares represented by the ADSs are voted.

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Our dual-class voting structure may render our securities ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our ADSs.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our securities, the market price for our ADSs and trading volume could decline.

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Substantial future sales or perceived sales of our ADSs could materially and adversely affect their market price.

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Techniques employed by short sellers may drive down the market price of our ADSs.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our ADSs for a return on your investment.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

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It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Risks Related to the Global Offering and the Dual Listing
Risks and uncertainties related to the Global Offering and the dual listing include, but are not limited to, the following:
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An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.

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Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of the ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

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The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.

History and Development of the Company
We commenced our operations in June 2014 through Hangzhou Tuya Technology Co., Ltd.
In August 2014, Tuya, Inc., our current ultimate holding company, was incorporated under the laws of the Cayman Islands.
In September 2014, Tuya (HK) Limited, currently a wholly-owned subsidiary of Tuya Inc., was incorporated under the laws of Hong Kong.
In December 2014, Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.) was incorporated in the PRC, which is currently a wholly-owned subsidiary of Tuya (HK) Limited.
In June 2018, we effected a 10-for-1 share subdivision, following which each of our issued and unissued ordinary shares and preferred shares was subdivided into ten ordinary shares and preferred shares, respectively.
In March 2021, our ADSs commenced trading on the NYSE under the symbol “TUYA.” We raised, from our initial public offering and from the underwriters’ exercise of option to purchase additional ADSs, US$904.7 million in net proceeds after deducting underwriting commissions and the offering expenses paid by us.
Holding Company Structure and Contractual Arrangements with the VIE
Tuya Inc. is a Cayman Islands holding company with no material operations of its own. Tuya Inc. operates in China mainly through its PRC subsidiaries. It also conducts business internationally with local offices in the U.S., India, Germany, and Japan, among other locations. As used in this prospectus supplement, “Tuya,” “we,” “us,” “our company,” and “our” refer to Tuya Inc., our Cayman Islands holding company and its subsidiaries, unless otherwise indicated. We and our subsidiaries do not, and it is virtually impossible for us and our subsidiaries to, have any equity interests in the VIE as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services. As a result, we depend on certain contractual arrangements with the VIE to exert control over the business currently conducted by the VIE. These contractual arrangements, including the exclusive business cooperation agreement, equity interest pledge agreement, exclusive option agreement, powers of attorney and spousal consents, were initially entered into in December 2014 and were last amended and restated in January 2022. For more details of these contractual arrangements, see “Item 4. Information on the Company — 4.C. Organizational Structure — Contractual Arrangements with the VIE and the VIE’s Respective Shareholders” in our 2021 Form 20-F.
This structure, which we refer to as the “VIE structure,” allows us to exercise control over the VIE. The VIE structure also allows us to be considered the primary beneficiary of the VIE for accounting purposes, thus consolidating its operating results in our financial statements under the U.S. GAAP, to the extent the conditions for consolidation of the VIE under U.S. GAAP are satisfied. As of the date of this prospectus supplement, due to PRC restrictions on foreign ownership of telecommunication businesses, we conduct a de minimis portion of our business through the VIE incorporated in China, and rely on contractual arrangements among Tuya Information, the VIE and its nominee shareholders to exert control over the business operations of the VIE. The VIE has historically accounted for an immaterial portion of our total revenues and assets. The revenues generated by the VIE contributed less than 0.1% of our total revenues in each of 2019 and 2020. The revenue contribution from the VIE was nil in 2021. As of December 31, 2020 and 2021, the assets of the VIE, excluding amounts due from other companies in our group, represented 0.16% and 0.01% of our consolidated total assets, respectively. We expect the contribution of revenues and assets to our group from the VIE to remain immaterial in the foreseeable future. Additionally, the VIE currently does not hold any licenses or permits that are material to our current business operations.

The following chart illustrates our corporate structure, including our significant subsidiaries as that term is defined under Section 1-02 of Regulation S-X under the Securities Act, the VIE and certain other subsidiaries, as of the date of this prospectus supplement.

Note:
(1)
Shareholders of Hangzhou Tuya Technology are Xueji (Jerry) Wang (our director and CEO), Liaohan (Leo) Chen (our director and president), Yaona Lin (our employee), Ruixin Zhou (our CTO) and Peihong Chen (our employee), each holding approximately 60.7%, 13.1%, 11.5%, 9.8% and 4.9%, respectively, of Hangzhou Tuya Technology’s equity interests. Xueji (Jerry) Wang, Liaohan (Leo) Chen, Yaona Lin, Ruixin Zhou and Peihong Chen each holds approximately 19.9%, 5.0%, 4.4%, 3.8% and 1.8%, respectively, of our equity interests.

For further details, see “Item 4. Information on the Company — 4.A. History and Development of the Company” and “Item 4. Information on the Company — 4.C. Organizational Structure” in our 2021 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.
The VIE structure involves unique risks to investors. The VIE is owned by certain nominee shareholders, not us. All of these nominee shareholders are also beneficial owners of our company. Investors in our equity securities should note that they are purchasing equity securities of Tuya Inc., a Cayman Islands holding company, rather than equity securities issued by our subsidiaries or the VIE. Neither such investors nor the holding company itself have an equity ownership in, direct investment in, or control of, through such ownership or investment, the VIE. Investors who are non-PRC residents may never directly hold equity interests in the VIE under current PRC laws and regulations. In addition, the VIE structure is subject to risks associated with the contractual arrangements with the VIE. As of the date of this prospectus supplement, to our best knowledge, our directors and management, the contractual arrangements with the VIE have not been tested in a court of law in the PRC. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, the VIE and investors in our company face uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIE and, consequently, negatively affect the business, financial condition and results of operations of the VIE and our company as a whole. Our Class A ordinary shares or our ADSs may significantly decline in value or become worthless, if we are unable to effectively enforce our contractual control rights over the assets and the operations of and the VIE. For a detailed discussion of the risks as a result of the VIE structure, see “Item 3. Key Information — 3.D. Risk Factor — Risks Related to Our Corporate Structure” in our 2021 Form 20-F.

Transfer of Funds and Other Assets through Our Organization
Under PRC law, Tuya Inc. may provide funding to our PRC subsidiaries through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans. As of December 31, 2021, through its intermediate holding company, Tuya Inc. had made cumulative capital contributions of US$363.9 million to its PRC subsidiaries. These funds have been used by our PRC subsidiaries mainly for their business operations. Because Tuya Inc. controls the VIE through contractual arrangements, it is not able to make direct capital contribution to the VIE. Nonetheless, Tuya Inc. and its subsidiaries may transfer cash to the VIE by loans or by making payment to the VIE for inter-group transactions, subject to satisfaction of applicable government registration and approval requirements. In 2019, 2020 and 2021, Tuya Inc. and its subsidiaries did not make any loans to the VIE. In addition, Tuya Information may, from time to time, lend cash to the VIE or settle the VIE’s payment obligations on behalf of VIE to provide temporary working capital support to the VIE. In 2019, 2020 and 2021, the net amounts of working capital support provided by Tuya Information to the VIE were RMB2.0 million, RMB0.2 million and RMB2.7 million (US$0.4 million), respectively. As of December 31, 2019, 2020 and 2021, the amounts owed by VIE to Tuya Information associated with the foregoing working capital support arrangements were RMB4.5 million, RMB4.6 million and RMB7.1 million (US$1.1 million), respectively. The VIE has historically funded its operations primarily using cash generated from its operating activities and the working capital support provided by Tuya Information.
Tuya Inc. is a Cayman Islands holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, Tuya Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIE in China. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Tuya Inc. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. In 2019, 2020 and 2021, no dividends or distributions were made to Tuya Inc. by its PRC subsidiaries. The VIE may transfer cash to Tuya Information, our wholly-owned subsidiary in the PRC, by paying service fees pursuant to the contractual arrangements through which we control and consolidate the financial results of the VIE. In each of 2019, 2020 and 2021, the VIE did not pay any service fees to Tuya Information pursuant to the contractual arrangements.
Tuya Inc. has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our Class A ordinary shares. We currently intend to retain our available funds and any future earnings to operate and expand our business. We currently do not have any plan to require our PRC subsidiaries to distribute their retained earnings and intend to retain them to operate and expand our business in the PRC. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder.
For the purpose of illustration, the below table reflects the hypothetical taxes that might be required to be paid within China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Taxation Scenario(1) Statutory Tax and Standard Rates
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(3)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering timing differences, is assumed to equal taxable income in China.

(2)
Under the terms of the contractual arrangements between us and the VIE, our PRC subsidiary may charge the VIE for services provided to the VIE. These service fees shall be recognized as expenses of the VIE, with a corresponding amount as service income by our PRC subsidiary and eliminate in consolidation. For income tax purposes, our PRC subsidiary and the VIE file income tax returns on a separate company basis. The service fees paid are recognized as a tax deduction by the VIE and as income by our PRC subsidiary and are tax neutral.

(3)
Tuya Information, our wholly-owned PRC subsidiary, was eligible to enjoy a preferential tax rate of 15% from 2018 to 2020 to the extent it has taxable income under the EIT Law. As of December 31, 2021, the renewal application of Tuya Information’s High and New Technology Enterprise (the “HNTE”) qualification was completed and Tuya Information continues qualifying as an HNTE and entitles to enjoy the 15% beneficial tax rate for the years ended December 31, 2022, 2023 and 2024. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. According to the arrangement between Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by a FIE in China to its immediate holding company in Hong Kong can be subject to withholding tax at a rate of no more than 5% if the immediate holding company in Hong Kong owns directly at least 25% of the shares of the FIE and could be recognized as a Beneficial Owner of the dividend from PRC tax perspective.

The table above has been prepared under the assumption that all profits of the VIE will be distributed as fees to Tuya Information under tax neutral contractual arrangements. If in the future, the accumulated earnings of the VIE exceed the fees paid to Tuya Information, or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities, we have other tax-planning strategies that can be deployed on a tax neutral basis. Should all tax planning strategies fail, the VIE could, as a matter of last resort, make a non-deductible transfer to our PRC subsidiary for the amounts of the stranded cash in the VIE. This would result in the double taxation of earnings: one at the VIE level (for non-deductible expenses) and one at Tuya Information level (for presumptive earnings on the transfer). Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.
Our Articles of Association and Dual Class Voting Structure
As we are seeking a dual primary listing on the Hong Kong Stock Exchange as an issuer with a dual class voting structure, we are subject to certain shareholder protection measures and governance safeguards under the Hong Kong Listing Rules. Our MAA do not currently comply with some of the said Hong Kong Listing Rules requirements, and we undertake to put forth resolutions to amend our MAA to comply with these requirements at an extraordinary general meeting to be convened within six months following the Hong Kong Listing (the “Post-Listing GM”). Mr. Xueji (Jerry) Wang, our Chief Executive Officer and director, and Mr. Liaohan (Leo) Chen,our President and director, who are the beneficial owners of our Class B Ordinary Shares, and Mr. Ruixin Zhou, Chief Technology Officer, will, prior to the Hong Kong Listing, irrevocably undertake to the Company to procure such intermediaries holding our company’s shares as held or controlled by them to be present at the Post-Listing GM (whether in person or by proxy) and at any general meeting that may be convened after the Hong Kong Listing and before the Post-Listing GM, and to vote in favor of relevant proposed resolutions.
Under our current dual class voting structure, our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitles the holder to exercise one vote per share, and each Class B ordinary share currently entitles the holder to exercise 15 votes per share (and will be entitled the holder to 10 votes per share after amendment of our MAA in the first general meeting of our company to be convened within six months from the Listing Date, in which shareholders’ approval will be sought to amend the MAA) on any resolution tabled at the general meetings of our company, except for resolutions with respect to a limited number of reserved matters, in relation to which each ordinary share is entitled to one vote. Each of Mr. Xueji (Jerry) Wang, our Chief Executive Officer and director, and Mr. Liaohan (Leo) Chen,our President and director, who are the beneficial owners of our Class B Ordinary Shares, undertakes that they will procure the intermediaries controlled by them to exercise no more than 10 votes for each Class B ordinary shares before the MAA are formally amended.
Immediately upon completion of the Global Offering, assuming (i) the Joint Representatives do not, on behalf of the international underwriters, exercise their option to purchase additional Class A ordinary shares and (ii) no further ordinary shares are issued under the 2015 Equity Incentive Plan, and without taking into account the voting rights attached to the 25,691,894 Class A ordinary shares (as of June 13, 2022) held by the depositary which may be used to satisfy any future exercise or vesting of awards granted under the 2015 Equity Incentive Plan, Mr. Xueji (Jerry) Wang and Mr. Liaohan (Leo) Chen, will beneficially own an aggregate of 63,000,000 Class A ordinary shares and 79,400,000 Class B ordinary shares, representing (a) approximately 24.61% of our issued ordinary shares; (b) approximately 75.34% of the effective voting rights in our company with respect to shareholder resolutions relating to matters other than the reserved matters, on the basis that Class A ordinary shares entitle the holder to exercise one vote per share and Class B ordinary shares entitle the holder to exercise 15 votes per share; (c) approximately 25.76% of the effective voting rights with respect to shareholder resolutions relating to reserved matters, on the basis that each share entitles the holder to one vote per share; and (d) approximately 67.62% of the effective voting rights, assuming that Class A ordinary shares entitle the shareholder to one vote per share and the exercise of voting rights attached to Class B ordinary shares will be capped at 10 votes per share. See “Principal Shareholders” in this prospectus supplement.
Prospective investors are advised to be aware of the potential risks of investing in companies with dual class voting structure, in particular the interest of the beneficial owners of Class B ordinary shares may not necessarily always be aligned with those of our shareholders as a whole, and that the beneficial owners of Class B ordinary shares will be in a position to exert significant influence over the affairs of our company and the outcome of shareholders’ resolutions, irrespective of how other shareholders vote. See “Risk Factors — Risks Related to the WVR Structure — The concentration of our share’s voting power limited our shareholders’ ability to influence corporate matters” in Exhibit 99.1 to the Super 6-K.
Public Offering and Listing in Hong Kong
We are offering 7,300,000 Class A ordinary shares, par value US$0.00005 per share, as part of a Global Offering, consisting of an international offering of 6,570,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 730,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
Approval-in-principal has been granted by the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “2391.”
Fungibility and Exchanges between ADSs and Class A Ordinary Shares
In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the NYSE and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our Cayman share register to our Hong Kong share register.
In addition, all Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these Class A ordinary shares into ADSs, and vice versa. See “Conversion Between Class A Ordinary Shares and American Depositary Shares.”

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors — Risks Related to the Global Offering and the Dual Listing — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Stock Exchange.”
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE corporate governance listing standards.
Corporate Information
Our principal executive office is located at 10/F, Building A, Huace Center, Xihu District, Hangzhou City, Zhejiang, 310012, People’s Republic of China. Our telephone number at this address is +86 0571-86915981. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.tuya.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
Permissions Required from the PRC Authorities for Our Operations
We conduct our operations mainly through our PRC and other international subsidiaries. Our operations in China are governed by PRC laws and regulations. In addition to the Business License issued by the relevant department of the State Administration for Market Regulation for each of our PRC subsidiaries and the VIE, the relevant PRC subsidiaries and the VIE are required to obtain, and have obtained the following requisite material permissions for their main operations: Registration and Filing of Foreign Trade Operator, Registration of Consignee or Consignor of Imported or Exported Goods, and Value-Added Telecommunications Services Operating License (Online data processing and transaction processing services (only for operational e-commerce), excluding Internet financial services as online lending information intermediaries).
As the regulatory regime for the IoT and related industries in China and other jurisdictions in which we operate continues to evolve, new laws, regulations and regulatory requirements are promulgated and implemented from time to time, and the interpretation and application of existing laws, regulations and regulatory requirements are subject to changes. We may be required to obtain approvals, licenses, permits and certifications that we do not currently have for our existing business or new scope of business that we may expand into in the future. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Business and Industry — Our failure to maintain necessary permits and licenses to operate our business operations under applicable laws and regulations could materially and adversely affect our business and results of operations” in our 2021 Form 20-F for more details.
Furthermore, in connection with our issuance of securities to foreign investors, as of the date of this prospectus supplement, we, our PRC subsidiaries and the VIE are not required to obtain any approval or permission from the CSRC, CAC or any other PRC governmental authorities, nor have we, our PRC subsidiaries and the VIE received any formal inquiry, notice, warning or sanction from any PRC governmental authorities in connection with requirements of obtaining such approval or permission, under any currently effective PRC laws, regulations and regulatory rules. However, the PRC government authorities have been tightening their oversight and control over listings and offerings conducted overseas by Chinese companies and investment in overseas-listed China-based companies like us, and published a series of proposed rules for public comments in this regard, the enaction timetable, final content, interpretation and implementation of which remain uncertain. Therefore, there are substantial uncertainties as to how PRC governmental authorities will regulate overseas listing in general and whether we are required to complete filing or obtain any specific regulatory approvals from the CSRC, CAC or any other PRC governmental authorities for our future offshore offerings. If we had inadvertently concluded that such approvals were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain such approval in the future, we may be unable to obtain such necessary approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to penalties, including fines, suspension of business and revocation of required licenses, significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC, the CAC or other PRC government authorities may be required to maintain our listing status or conduct future offshore securities offerings” and “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — We are subject to the uncertainties associated with the tightening regulations on listing and securities offerings conducted overseas by China-based companies proposed and/or enacted in China and the U.S.” in our 2021 Form 20-F for more details.
The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our external auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. The HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completed by the PCAOB in connection with our filing of our 2021 Form 20-F. For more details, see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024, if the PCAOB is unable to inspect or fully investigate auditors located in China, or 2023, if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.
Recent Developments
Business Developments for the First Quarter of 2022
The following sets forth certain operating metrics for the periods or as of the dates indicated:
•
Total number of customers.   In the first quarter of 2022, the total number of customers was approximately 3,900.

•
Number of IoT PaaS customers.   In the first quarter of 2022, we had approximately 2,600 IoT PaaS customers.

•
Number of premium IoT PaaS customers.   We had 303 premium IoT PaaS customers for the trailing 12-month period ended March 31, 2022. In the first quarter of 2022, our premium IoT PaaS customers contributed approximately 85.6% of IoT PaaS revenue.

•
Dollar-based net expansion rate for IoT PaaS.   Our dollar-based net expansion rate for IoT PaaS for the trailing 12 months ended March 31, 2022 remained at a relatively healthy level of 122%, indicating our ability to expand customers’ usage of the Tuya platform over time and generate revenue growth from existing customers during such period.

•
Number of registered IoT device and software developers.   We had a community of over 582,000 registered IoT device and software developers as of March 31, 2022, representing an increase of 14.1% from approximately 510,000 registered IoT device and software developers as of December 31, 2021.

Financial Results for the First Quarter of 2022
The following table sets forth a summary of our consolidated results of operations for the periods presented. This information should be read together with our unaudited condensed consolidated interim financial statements in Exhibit 99.2 to the Super 6-K. The results of operations in any period are not necessarily indicative of our future trends.
Summary consolidated statements of comprehensive loss
The table below sets forth our summary unaudited condensed consolidated statements of comprehensive loss for the periods indicated.
	For the three months ended March 31,
	2021	2022
	(US$ in thousands)
	(Unaudited)	(Unaudited)
Revenue	56,868	55,324
Cost of revenue	(33,485)	(32,504)
Gross profit	23,383	22,820
Operating expenses:
Research and development expenses(1)	(34,709)	(47,588)
Sales and marketing expenses(1)	(16,412)	(15,278)
General and administrative expenses(1)	(16,062)	(18,030)
Other operating incomes, net	2,523	2,594
Total operating expenses	(64,660)	(78,302)
Loss from operations	(41,277)	(55,482)
Other income/(loss)
Other non-operating incomes, net	—	653
Financial income, net	1,095	121
Foreign exchange loss, net	(325)	(101)
Loss before income tax expense	(40,507)	(54,809)
Income tax expense	(26)	(144)
Net loss	(40,533)	(54,953)
Net loss attributable to Tuya Inc.	(40,533)	(54,953)
Net loss attributable to ordinary shareholders	(40,533)	(54,953)
Net loss	(40,533)	(54,953)
Other comprehensive (loss)/income
Foreign currency translation	(371)	649
Total comprehensive loss attributable to Tuya Inc.	(40,904)	(54,304)

Note:
(1)
Includes share-based compensation expenses as follows:

	For the three months ended March 31,
	2021	2022
	(US$ in thousands)
	(Unaudited)	(Unaudited)
Research and development expenses	3,845	4,130
Sales and marketing expenses	2,139	1,653
General and administrative expenses	10,798	11,873
Total	16,782	17,656
Revenue
The following table sets forth a breakdown of our revenue by products and services for the periods indicated.
	For the three months ended March 31,
	2021	2022
	(US$ in thousands)
	(Unaudited)	(Unaudited)
IoT PaaS	49,778	41,774
Smart device distribution	4,758	7,797
SaaS and others	2,332	5,753
	56,868	55,324
Total revenue slightly decreased by 2.7% from US$56.9 million in the first quarter of 2021 to US$55.3 million in the same period of 2022, mainly due to the decrease in IoT PaaS revenue, partially offset by the increases in SaaS and others revenue and smart device distribution revenue.
•
IoT PaaS revenue decreased by 16.1% from US$49.8 million in the first quarter of 2021 to US$41.8 million in the same period of 2022, primarily because our customers became more prudent in their purchases in light of the continued global inflationary environment which weakened the willingness to purchase discretionary consumer products as well as the purchase power of end users. The decrease was also due to the preventive measures taken across multiple regions in China against the recurrence of the COVID-19 outbreak, which has affected our selling and operating activities, including our delivery and the acceptance by customers of our products.

•
SaaS and others revenue increased by 146.7% from US$2.3 million in the first quarter of 2021 to US$5.8 million in the same period of 2022, maintaining a robust growth momentum. The growth was mainly driven by (i) an increase in revenues from the Industry SaaS business driven by acquisition of new customers and expanded deployment of Industry SaaS by existing customers, and (ii) an increase in revenues from value-added services that we offer to customers.

•
Smart device distribution revenue increased by 63.9% from US$4.8 million in the first quarter of 2021 to US$7.8 million in the same period of 2022. We offer smart device distribution services mainly to save customers, primarily brands and system integrators who purchase finished smart devices, from dealing with multiple OEMs. Changes in our smart distribution revenues between periods are primarily due to the varying timing and amounts of customer demands and purchases.

Cost of revenue
Our cost of revenue slightly decreased by 2.9% from US$33.5 million in the first quarter of 2021 to US$32.5 million in the same period of 2022, in line with the decrease of our total revenue.

Gross profit and gross margin
Our gross profit decreased by 2.4% from US$23.4 million in the first quarter of 2021 to US$22.8 million in the same period of 2022. Our gross margin was 41.1% and 41.2% in the first quarter of 2021 and 2022, respectively.
•
IoT PaaS gross margin increased from 41.7% in the first quarter of 2021 to 42.3% in the same period of 2022 and remained relatively stable over the past quarters, primarily due to our effective implementation of pricing and cost management and efficiency improvement initiatives.

•
SaaS and others gross margin was 75.1% and 77.1% in the first quarter of 2021 and 2022, respectively.

•
Smart device distribution gross margin was 18.6% and 9.1% in the first quarter of 2021 and 2022, respectively. The change in smart device distribution gross margin was mainly due to normal fluctuations caused by different customer mix, as margin profiles vary across our smart device customers, and variable timing and amount of customer purchases.

Research and development expenses
Research and development expenses increased by 37.1% from US$34.7 million in the first quarter of 2021 to US$47.6 million in the same period of 2022, primarily due to (i) the increase in share-based compensation expenses from US$3.8 million in the first quarter of 2021 to US$4.1 million in the same period of 2022, (ii) the increase in employee-related costs due to the addition of experienced research and development personnel and (iii) the increase in cloud infrastructure expenses.
Sales and marketing expenses
Our sales and marketing expenses decreased by 6.9% from US$16.4 million in the first quarter of 2021 to US$15.3 million in the same period of 2022, primarily due to (i) the decrease in share-based compensation expenses from US$2.1 million in the first quarter of 2021 to US$1.7 million in the same period of 2022 and (ii) the decrease in our marketing spending due to the recurrence of the COVID-19 outbreak.
General and administrative expenses
Our general and administrative expenses increased by 12.3% from US$16.1 million in the first quarter of 2021 to US$18.0 million in the same period of 2022, primarily due to (i) the increase in share-based compensation expenses from US$10.8 million in the first quarter of 2021 to US$11.9 million in the same period of 2022, and (ii) the increase in employee-related costs.
Other operating incomes, net
Our other operating incomes, net, in the first quarter of 2022 were US$2.6 million, primarily due to the receipt of a software value-added tax refund and various general subsidies for enterprises.
Other income/(loss)
We generated other income of US$0.8 million and US$0.7 million in the first quarter of 2021 and 2022, respectively.
Income tax expenses
We had income tax expenses of US$26 thousand and US$144 thousand in the first quarter of 2021 and 2022, respectively.
Net loss
As a result of the foregoing, we recorded net loss of US$40.5 million and US$55.0 million in the first quarter of 2021 and 2022, respectively.

Non-GAAP financial measure
Adjusted loss (non-GAAP financial measure) represents net loss excluding share-based compensation expenses. Share-based compensation expenses relate to the share-based awards that we grant to employees and directors, which are non-cash in nature.
The table below sets forth a reconciliation of our net loss to adjusted loss (non-GAAP financial measure) for the periods indicated.
	For the three months ended March 31,
	2021	2022
	(US$ in thousands)
	(Unaudited)	(Unaudited)
Net loss	(40,533)	(54,953)
Adjustment:
Share-based compensation expenses	16,782	17,656
Non-GAAP adjusted loss (non-GAAP financial measure)	(23,751)	(37,297)
We recorded adjusted loss (non-GAAP financial measure) of US$23.8 million and US$37.3 million, respectively, in the first quarter of 2021 and 2022, primarily because we have been focused on expanding our IoT cloud development platform, growing our customer base and fostering our developer community, rather than seeking immediate financial returns or profitability, in order to lay a solid foundation for our long-term growth.
Net current assets and liabilities
The table below sets forth our current assets and current liabilities as of the dates indicated.
	As of December 31, 2021	As of March 31, 2022
	(US$ in thousands)
		(Unaudited)
Current assets
Cash and cash equivalents	963,938	743,709
Restricted cash	638	1,129
Short-term investments	102,134	240,451
Accounts receivable, net	32,701	29,874
Notes receivable	1,393	2,659
Inventories, net	62,582	65,153
Prepayments and other current assets	27,882	23,883
Total current assets	1,191,268	1,106,858
Current Liabilities
Accounts payable	12,212	10,327
Advance from customers	31,088	31,736
Deferred revenue, current	9,254	8,474
Accruals and other current liabilities	50,847	31,707
Lease liabilities, current	5,697	5,607
Total current liabilities	109,098	87,851
Net current assets	1,082,170	1,019,007

Our net current assets decreased from US$1,082.2 million as of December 31, 2021 to US$1,019.0 million as of March 31, 2022, primarily due to (i) a decrease in cash and cash equivalents from US$963.9 million as of December 31, 2021 to US$734.7 million as of March 31, 2022, mainly due to increases in employee-related and other operating expenses and payments we made for repurchases of ADSs from the public market (the “Share Repurchase”) in the first quarter of 2022, (ii) a decrease in prepayments and other current assets from US$27.9 million as of December 31, 2021 to US$23.9 million as of March 31, 2022, mainly due to a decrease in the prepayment for Share Repurchase. The decrease was partially offset by (i) an increase in short-term investments from US$102.1 million as of December 31, 2021 to US$240.5 million as of March 31, 2022, mainly due to an increase in time deposits with relatively high interest rate, which were placed in accordance with our cash management strategy, and (ii) a decrease in accrual and other current liabilities from US$50.8 million as of December 31, 2021 to US$31.7 million as of March 31, 2022, mainly due to a decrease in salary and welfare payable, resulting primarily from a reduction in R&D headcounts as part of our strategy to optimize our R&D team, to mitigate the impacts of, and uncertainties around the COVID-19 pandemic, and a decrease in advertising and promotion fee payables, in line with our reduced marketing spending due to the recurrence of the COVID-19 outbreak.
Net cash used in operating activities
Our net cash used in operating activities in the first quarter of 2022 was US$57.4 million, or 103.7% as a percentage of our revenue in the same period, compared to US$32.7 million for the first quarter of 2021, or 57.4% as a percentage of our revenue in the same period. The year-over-year increase in net cash used in operating activities was mainly due to the increase in employee-related expenses and working capital changes in the ordinary course of business.
Impacts of COVID-19
The COVID-19 pandemic, including the recent emergence of the Omicron variant globally, has caused temporary disruption to our business operations. For example, in the first quarter of 2020, we experienced a decline in demand for IoT PaaS due to reduced production capacity of OEMs as COVID-19 containment measures were widely introduced across China, where substantially all of them were located, which adversely affected our results of operations in that quarter. In the first quarter of 2022, heightened preventive measures taken across multiple regions in China in response to the recent recurrence of the COVID-19 outbreak have negatively affected our sales and operations, including delays in placed orders, as well as the delivery and acceptance by customers of our products. IoT PaaS revenue in the first quarter of 2022 decreased by 16.1% to US$41.8 million from US$49.8 million in the same period of 2021, in part due to such impact of COVID-19. The pandemic has also caused significant logistical challenges to the global supply chains, resulting in disrupted shipping lanes, labor and material shortage and weakened consumer demand for smart devices, all of which have negatively impacted our business and results of operations. Additionally, the travel restrictions and social distancing guidelines imposed by governments globally have reduced international travels and in-person meetings, which in turn limited our ability to engage in in-person marketing with brands, particularly those brands based in the U.S. and Europe. There remain significant uncertainties associated with the COVID-19 pandemic, including with respect to the ultimate spread of the virus, the severity of the disease, the duration of the pandemic and further actions that may be taken by government authorities around the world to contain the virus or to treat its impact, and the full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations, cash flows and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted.
Recent Regulatory Developments
Overseas Listing
On December 24, 2021, the CSRC published the draft Regulations of the State Council on the Administration of Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Provisions”) and the draft Measures for the Record-Filing of Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Filing Measures”) for public comments. Pursuant to these drafts, “PRC domestic companies” that seek to directly or indirectly issue or list their securities overseas shall file with CSRC certain required documents and “PRC domestic companies” are defined to include both (i) PRC companies limited by shares, and (ii) offshore-incorporated companies whose main business operations are in China that seek issuance of shares and listing overseas based on their onshore equity, assets or similar interests. More specifically, a “PRC domestic company” that seeks an initial public offering overseas, or a “PRC domestic company” already listed overseas who seeks to list its securities in another overseas market, shall file the required documents with CSRC within three (3) business days after submitting the application documents for the foregoing transactions. As of the date of this prospectus supplement, it remains uncertain when the final Administrative Provisions and Filing Measures will be adopted and whether they will be adopted in the current draft form. If the Administrative Provisions and Filing Measures are adopted in the current form, we may be required to file the relevant documents with the CSRC regarding the Global Offering, which could take up to 20 business days for the CSRC to review and approve after the submission of all required documents. Assuming that the Administrative Provisions and the Filing Measures subsequently come into effect in accordance with the current draft version, as advised by our PRC legal counsel, we do not foresee any material impediment to comply with the Administrative Provisions and the Filing Measures in all material aspects as of the date of this prospectus supplement for the following reasons: (i) we do not fall within any of the circumstances specified in Article 7 of the Administrative Provisions in which overseas issuance and listing are prohibited, (ii) the Contractual Arrangements that we adopt do not contravene the Administrative Provisions and the Filing Measures in any material aspect, and (iii) there have not been any material non-compliance incidents discovered in relation to our business operation, foreign investment, industry regulation, and data security in all material aspects under the PRC laws. For more information, see “Item 3. Key Information — 3.D. Risk Factors — The filing, approval or other administration requirements of the CSRC, the CAC or other PRC government authorities may be required to maintain our listing status or conduct future offshore securities offerings” and “Item 4. Information on the Company — 4.B. Business Overview — Regulations — Regulation Relating to M&A and Overseas Listing” in our 2021 Form 20-F.
Cybersecurity Review
On December 28, 2021, the CAC and several other administrations jointly promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”), which became effective on February 15, 2022. The Cybersecurity Review Measures provide that (i) a “network platform operator” holding over one million users’ personal information shall apply for a cybersecurity review when listing their securities “in a foreign country”, (ii) a CIIO that intends to purchase internet products and services that affect or may affect national security shall apply for a cybersecurity review, and (iii) a “network platform operator” carrying out data processing activities that affect or may affect national security shall apply for a cybersecurity review. Given that (i) the Cybersecurity Review Measures, the Draft Cyber Data Security Regulation and the other relevant PRC laws and regulations currently have not provided any specific definition or standard of the “network platform operator”; and (ii) a listing in Hong Kong sought by a “network platform operator” which holds over one million users’ personal information will not be deemed as “listing in a foreign country”, as advised by our PRC legal counsel, although there is possibility that we could be classified as a “network platform operator” which holds over one million users’ personal information, our proposed listing in Hong Kong will not be subject to the voluntary application for cybersecurity review under the Cybersecurity Review Measures. However, since the Cybersecurity Review Measures are relatively new, significant uncertainties exist in relation to their interpretation and implementation. Additionally, the Cybersecurity Review Measures do not provide the exact scope of “network platform operator” or the circumstances that would “affect or may affect national security.” There can be no assurance that we will not be required to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures. To the extent any cybersecurity review is required, we cannot assure you that we will be able to complete it in a timely manner, or at all. In addition, on November 14, 2021, the CAC commenced to publicly solicit comments on the Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft Cyber Data Security Regulation”). The Draft Cyber Data Security Regulation differentiates “listing in Hong Kong” from “listing in a foreign country.” The Draft Cyber Data Security Regulation has not been officially enacted as of the date of this prospectus supplement. According to the Draft Cyber Data Security Regulation, data processors shall apply for a cybersecurity review when carrying out the following activities: (i) the merger, reorganization or division of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affect or may affect national security; (ii) data processors that handle personal information of more than one million people contemplating to list its securities on a “foreign” stock exchange; (iii) data processors contemplating to list its securities on a stock exchange in Hong Kong, which affects or may affect national security; and (iv) other data processing activities that affect or may affect national security. According to the PRC National Security Law, “national security” refers to a status in which the regime, sovereignty, unity, territorial integrity, welfare of the people, sustainable economic and social development, and other vital interests of the state are relatively not in danger and not threatened internally or externally and the ability to maintain a sustained security status. However, the criteria for determining the circumstances that “affect or may affect national security” for the purpose of the Draft Cyber Data Security Regulation remain unclear and are subject to further clarification by the CAC. It also remains uncertain when the Draft Cyber Data Security Regulation will be adopted and become effective and whether it will be adopted in the current draft form. Therefore, it is uncertain whether we would be required to apply for a cybersecurity review for our listing in Hong Kong pursuant to the Draft Cyber Data Security Regulation when it is officially adopted. It also remains uncertain whether future regulatory changes would impose additional restrictions on us. We cannot predict the impact of the Draft Cyber Data Security Regulation, if any, at this stage, and we will closely monitor and assess any development in the rulemaking process. If the enacted version of the Draft Cyber Data Security Regulation mandates clearance of a cybersecurity review and other specific actions to be completed by China-based companies listed on a foreign stock exchange like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. As of the date of this prospectus supplement, we had not received any investigation, notice, warning or sanction from the CAC or any other PRC governmental authority with respect to national security issues or any other issues relating to cybersecurity review. In addition, (i) as of the date of this prospectus supplement, we have implemented internal rules and procedures as appropriate and necessary on cybersecurity, data security and personal information protection; (ii) from 2019 to the date of this prospectus supplement, we had not experienced any leakage or loss of material data or personal information or other events that violate applicable laws and regulations on cybersecurity and data protection and have a material adverse impact on our business operation; (iii) from 2019 to the date of this this prospectus supplement, we had not been subject to any material fines, penalties or other regulatory sanctions imposed by competent regulatory authorities, or involved in any judicial litigation or arbitration (whether closed or ongoing), based on our actual or alleged violation of applicable laws and regulations on cybersecurity and data protection; and (iv) we have been closely monitoring the legislative and regulatory developments in cybersecurity, data security and personal information protection. Based on the foregoing, as advised by our PRC legal counsel, we are of the view that we will be able to comply with the Cybersecurity Review Measures and the Draft Cyber Data Security Regulation (if adopted in its current form) in all material aspects. For a more detailed discussion of the applicability of the Cybersecurity Review Measures and the Draft Cyber Data Security Regulation and the impact these regulations may have on us, see “Item 4. Information on the Company — 4.B. Business Overview — Regulation Relating to Cybersecurity, Data Security and Privacy Protection — PRC” in our 2021 Form 20-F. For more information, see “Item 3. Key Information — 3.D. Risk Factors — Compliance with the rapidly evolving landscape of global data privacy and data security laws may be challenging, and any failure or perceived failure to comply with such laws, or other concerns about our practices or policies with respect to the processing of personal information, could damage our reputation and deter current and potential customers and end users from using our platform and products and services or subject us to significant compliance costs or penalties, which could materially and adversely affect our business, financial condition and results of operations” and “Item 4. Information on the Company — 4.B. Business Overview — Regulations — Regulations Relating to Cyber Security, Data Security and Privacy Protection” in our 2021 Form 20-F.
Changes in Board of Directors
On June 6, 2022, Ms. Qing Gao tendered her resignation from our board of directors and the audit committee due to personal reasons, conditional and effective upon the Hong Kong Listing. On June 7, 2022, Mr. Jeff R. Immelt, Ms. Carmen I-Hua Chang, and Mr. Scott David Sandell notified us that they would resign from our board of directors and all board committees due to personal reasons, effective on June 21, 2022. These resignations were not the result of any dispute or disagreement with us on any matter relating to our operations, policies or practices.
On June 15, 2022, our board of directors accepted the foregoing resignations and approved the appointment of Mr. Sidney Xuande Huang, Mr. Changheng Qiu, Mr. Meng Xiong Kuok and Mr. Pak

Tung Jason Yip as independent directors (collectively, the “Director Appointees”), with each appointment conditional and effective upon the Hong Kong Listing.
After the changes described above, each of Mr. Xueji (Jerry) Wang and Mr. Liaohan (Leo) Chen continue serving as the co-chairman of our board of directors, and our board of directors currently consists of six directors, including two independent directors, namely Ms. Jing Hong and Ms. Qing Gao. Conditional and effective upon the Hong Kong Listing, our board of directors will consist of nine directors, including five independent directors that we have determined to satisfy the “independence” requirements of Section 303A of the Corporate Governance Rules of the NYSE, namely Ms. Jing Hong and the Director Appointees.
In addition, on June 15, 2022, our board of directors approved that its existing nominating and corporate governance committee will be re-designated and separated into (i) a nomination committee and (ii) a corporate governance committee, conditional and effective upon the Hong Kong Listing. We have adopted a charter for each of the committees. Each committee’s members and functions are described below.
Audit Committee.   Conditional and effective upon the Hong Kong Listing, our audit committee will consist of Mr. Sidney Xuande Huang, Mr. Meng Xiong Kuok and Mr. Changheng Qiu, chaired by Mr. Sidney Xuande Huang. We have determined that each of Mr. Sidney Xuande Huang, Mr. Meng Xiong Kuok and Mr. Changheng Qiu satisfies the requirements for an “independent director” within the meaning of Section 303A of the NYSE Listed Company Manual and will meet the criteria for independence set forth in Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, we have determined that Mr. Sidney Xuande Huang satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC.
The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our audit committee is responsible for, among other things:
•
selecting the independent auditor;

•
pre-approving auditing and non-auditing services permitted to be performed by the independent auditor;

•
annually reviewing the independent auditor’s report describing the auditing firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors and all relationships between the independent auditor and our company;

•
setting hiring policies for employees and former employees of the independent auditors;

•
reviewing with the independent auditor any audit problems or difficulties and management’s response;

•
reviewing and, if material, approving all related party transactions on an ongoing basis;

•
reviewing and discussing the annual audited financial statements with management and the independent auditor;

•
reviewing and discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations;

•
reviewing reports prepared by management or the independent auditors relating to significant financial reporting issues and judgments;

•
discussing earnings press releases with management, as well as financial information and earnings guidance provided to analysts and rating agencies;

•
reviewing with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;

•
discussing policies with respect to risk assessment and risk management with management, internal auditors and the independent auditor;

•
timely reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company, major judgmental areas, significant adjustments resulting from audit, the going concern assumptions and qualifications, and compliance with applicable accounting standards;

•
establishing procedures for the receipt, retention and treatment of complaints received from our employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
annually reviewing and reassessing the adequacy of our audit committee charter;

•
such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

•
meeting separately, periodically, with management, internal auditors and the independent auditor; and

•
reporting regularly to the full board of directors.

Compensation Committee.   Conditional and effective upon the Hong Kong Listing, our compensation committee will consist of Mr. Changheng Qiu, Mr. Meng Xiong Kuok and Mr. Xueji (Jerry) Wang, chaired by Mr. Changheng Qiu. We have determined that each of Mr. Changheng Qiu and Mr. Meng Xiong Kuok satisfies the requirements for an “independent director” within the meaning of Section 303A of the NYSE Listed Company Manual.
Our compensation committee is responsible for, among other things:
•
reviewing, evaluating and, if necessary, revising our overall compensation policies;

•
reviewing and evaluating the performance of our directors and senior officers and determining the compensation of our executive officers; and

•
reviewing and recommending any incentive-compensation plan, equity-based plans and employee stock ownership plans.

Nomination Committee.   Conditional and effective upon the Hong Kong Listing, our nomination committee will consist of Mr. Changheng Qiu, Mr. Meng Xiong Kuok and Mr. Liaohan (Leo) Chen, chaired by Mr. Changheng Qiu. We have determined that each of Mr. Changheng Qiu and Mr. Meng Xiong Kuok satisfies the requirements for an “independent director” within the meaning of Section 303A of the NYSE Listed Company Manual.
Our nomination committee is responsible for, among other things,
•
searching for and identifying qualified individuals for membership on our board of directors;

•
making recommendations on the appointment or re-appointment of directors and succession planning for directors; and

•
reviewing the structure, size and composition (including the skills, knowledge and experience) of our board of directors and make recommendations on any proposed changes to the board of directors to complement our corporate strategy.

Corporate Governance Committee.   Conditional and effective upon the Hong Kong Listing, our corporate governance committee will consist of Mr. Changheng Qiu and Mr. Meng Xiong Kuok, chaired by Mr. Changheng Qiu. We have determined that each of Mr. Changheng Qiu and Mr. Meng Xiong Kuok satisfies the requirements for an “independent director” within the meaning of Section 303A of the NYSE Listed Company Manual.
Our corporate governance committee is responsible for, among other things:
•
developing and reviewing our company’s policies and practices on corporate governance and make recommendations to the board;

•
reviewing and monitoring the training and continuous professional development of directors and senior management;

•
reviewing and monitoring our company’s policies and practices on compliance with legal and regulatory requirements;

•
developing, reviewing and monitoring the code of conduct and compliance manual (if any) applicable to employees and directors;

•
reviewing our company’s compliance with certain Hong Kong Listing Rules;

•
reviewing and monitoring whether the Company is operated and managed for the benefit of all of its shareholders;

•
reviewing and monitoring the management of conflicts of interests and make a recommendation to the board on any matter where there is a potential conflict of interest

•
reviewing and monitoring all risks related to the Company’s multiple class voting structure; and

•
reporting on the work of the corporate governance committee on at least a half-yearly and annual basis covering all areas of its terms of reference.

THE GLOBAL OFFERING
Public Offering Price
HK$19.30, or US$2.46, per Class A ordinary share
The Global Offering
We are offering 7,300,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 6,570,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 730,000 Class A ordinary shares. For more information, see “Underwriting.”
Option to Purchase Additional Class A Ordinary Shares
We have granted the international underwriters an option, exercisable by the Joint Representatives on behalf of the international underwriters, to purchase up to an additional 1,095,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. An affiliate of Morgan Stanley Asia Limited has entered into a borrowing arrangement with Tenet Group Limited to facilitate the settlement of over-allocations.
Ordinary Shares Outstanding Immediately After the Global Offering
499,146,560 Class A ordinary shares (or 500,241,560 Class A ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares) and 79,400,000 Class B ordinary shares, including (i) 5,433,895 Class A ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our 2015 Equity Incentive Plan and (ii) 20,257,999 Class A ordinary shares represented by ADSs that have been repurchased by us from the open market, as of June 13, 2022
Use of Proceeds
We estimate that we will receive net proceeds from the Global Offering of approximately HK$70.0 million, or US$8.9 million (or approximately HK$90.2 million, or US$11.5 million, if the Joint Representatives exercises in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. No fees or other remuneration will be paid by the underwriters to us or Tenet Group Limited for the loan of the ordinary shares discussed above in “Option to Purchase Additional Class A Ordinary Shares.”
We plan to use the net proceeds we will receive from the Global Offering for the following purposes:
•
Approximately 30% or approximately HK$21.0 million is expected to be used over the course of the next five years to enhance our IoT technologies and infrastructure.

•
Approximately 30% or approximately HK$21.0 million is expected to be used over the course of the next five years to expand and enhance our product offerings.

•
Approximately 15% or approximately HK$10.5 million is expected to be used over the course of the next five years for marketing and branding activities.

•
Approximately 15% or approximately HK$10.5 million will be

used over the course of the next five years to pursue strategic partnerships, investments and acquisitions to implement our long-term growth strategies.
•
Approximately 10% or approximately HK$7.0 million will be used over the course of the next five years for general corporate purposes and working capital needs.

See “Use of Proceeds” and “Principal Shareholders” for more information.
Lock-up
In connection with the Global Offering, we have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the Class A ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period of six months after the date of the Hong Kong underwriting agreement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.
Risk Factors
You should carefully read “Risk Factors” beginning on page S-32 and the other information included in this prospectus supplement and the accompanying prospectus, our 2021 Form 20-F and Exhibit 99.1 to the Super 6-K, as amended, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.
Hong Kong Stock Exchange Code for the Class A Ordinary Shares
2391
Payment and Settlement
The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around July 5, 2022.

RISK FACTORS
An investment in our Class A ordinary shares involves significant risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F, Exhibit 99.1 to the Super 6-K, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our Class A ordinary shares could decline, and you may Jose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Related to the Global Offering and the Dual Listing
Consummation of the Global Offering is subject to market and other conditions, and there can be no assurance that it will be completed on the terms described in this prospectus supplement, or at all.
Acceptance of all applications for shares offered in the Global Offering will be conditional on (i) the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued as mentioned in this prospectus supplement, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the Listing Date; (ii) the pricing of the shares offered in the Global Offering having been agreed between the Joint Representatives (for themselves and on behalf of the Underwriters) and the Company, and (iii) certain other conditions.
The satisfaction of these conditions is subject to market conditions and our compliance with applicable listing rules. For example, if with reference to the offer price of our shares sold in the Global Offering to be determined on the price determination date, the expected market capitalization of our company at the time of the Hong Kong Listing will not exceed HK$10 billion (i.e. the market capitalization requirements of a listing applicant seeking listing with weighted voting right (“WVR”) structure under Rule 8A.06(2) of the Hong Kong Listing Rules), the Global Offering may not proceed. For illustration purpose, based on the number of offer shares initially available under the Global Offering (i.e. 7,300,000 Class A ordinary shares), the offer price of our shares sold in the Global Offering shall be HK$17.29 or more per offer share to meet the market capitalization requirements of HK$10 billion under Rule 8A.06(2) of the Hong Kong Listing Rules. If any of the conditions to the Global Offering is not satisfied, due to our failure to meet the aforesaid Rule 8A.06(2) requirements or any other reasons, prior to the dates and times specified, the Global Offering will not proceed and will lapse. In addition, in such a situation, all application monies of investors in the Hong Kong public offering will be refunded, without interest, on terms described in the prospectus relating to the Hong Kong public offering.
An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for the ADSs on the NYSE might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai, and Shenzhen stock exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and PRC investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai, and Shenzhen markets. Stock Connect allows PRC investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, PRC investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen stock exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of companies with a WVR structure to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our company, a WVR company with a dual-primary listing in Hong Kong upon the Hong Kong Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect PRC investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.
Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of the ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.
The offer price of our shares sold in the Global Offering is expected to be determined on the price determination date. However, our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be a few business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A Ordinary Shares are subject to the risk that the trading price of our Class A Ordinary Shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as the ADSs will continue to be traded on the NYSE and their price can be volatile, any fall in the price of the ADSs may result in a fall in the price of our Class A Ordinary Shares to be traded on the Hong Kong Stock Exchange.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange
In connection with our initial public offering of Class A ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong (the “Hong Kong share register”). Our Class A Ordinary Shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Global Offering and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-Class A ordinary shares conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller. See “Conversion between Class A Ordinary Shares and American Depositary Shares” for more details.
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their common shares, including common shares represented by ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered common shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Class A ordinary shares and/or ADSs may be affected.

The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
Upon the Hong Kong Listing, we will be subject to the Hong Kong Stock Exchange and the NYSE listing and regulatory requirements concurrently. The NYSE and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of our Class A ordinary shares. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including our Class A ordinary shares) after the Global Offering.
The deposit of our Class A ordinary shares for delivery of ADSs and the surrender of ADSs for cancellation and withdrawal of our Class A ordinary shares may adversely affect the liquidity or trading price of our securities.
The ADSs are currently traded on the NYSE. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary for delivery of ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary for delivery of ADSs or that a substantial number of ADSs are surrendered for cancellation and withdrawal of our Class A ordinary shares, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on the NYSE may be adversely affected.
The time required for the deposit of our Class A ordinary shares for delivery of ADSs and the surrender of ADSs for cancellation and withdrawal of our Class A ordinary shares might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and such actions may involve costs.
There is no direct trading or settlement between the NYSE and the Hong Kong Stock Exchange on which the ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Class A ordinary shares for delivery of the ADSs or the surrender of ADSs for cancellation and withdrawal of our Class A ordinary shares. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any deposit of our Class A ordinary shares for delivery of ADSs or surrender of ADSs for cancellation and withdrawal of our Class A ordinary shares will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who deposit Class A ordinary shares for delivery of ADSs or surrender ADSs for cancellation and withdrawal of our Class A ordinary shares may not achieve the level of economic return they may anticipate.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
Purchasers of our Class A ordinary shares will incur immediate and significant dilution and may experience further dilution if we issue additional shares or other equity securities in the future, including pursuant to the share incentive schemes.
The offer price of the Class A ordinary shares is higher than the net tangible asset value per ordinary share immediately prior to the Global Offering. Therefore, purchasers of the shares offered in the Global

Offering will experience an immediate dilution in pro forma net tangible asset value. In order to expand our business, we may consider offering and issuing additional shares or other equity securities in the future. Purchasers of the shares offered in the Global Offering may experience dilution in the net tangible asset value per share of their Class A ordinary shares if we issue additional shares or other equity securities in the future at a price which is lower than the net tangible asset value per ordinary share at that time. Furthermore, we may issue ordinary shares pursuant to the share incentive schemes, which would further dilute shareholders’ interests in our company.
You should read the entire prospectus supplement, accompanying prospectus and documents incorporated by reference therein carefully, and we caution you not to place any reliance on any information contained in press articles or other media regarding us or the Global Offering.
Subsequent to the date of this prospectus supplement but prior to the completion of the Global Offering, there may be press and media coverage regarding us and the Global Offering, which may contain, among other things, certain financial information, projections, valuations and other forward-looking information about us and the Global Offering. We have not authorized the disclosure of any such information in the press or media and do not accept responsibility for the accuracy or completeness of such press articles or other media coverage. We make no representation as to the appropriateness, accuracy, completeness or reliability of any of the projections, valuations or other forward-looking information about us. To the extent such statements are inconsistent with, or conflict with, the information contained in this prospectus supplement, accompanying prospectus and documents incorporated by reference therein, we disclaim responsibility for them. Accordingly, prospective investors are cautioned to make their investment decisions on the basis of the information contained in prospectus supplement, accompanying prospectus and documents incorporated by reference therein only and should not rely on any other information.
We do not accept any responsibility for the accuracy or completeness of any information reported by the press or other media, nor the fairness or appropriateness of any forecasts, views or opinions expressed by the press or other media regarding our shares, the Global Offering or us. We make no representation as to the appropriateness, accuracy, completeness or reliability of any such data or publication. Accordingly, prospective investors should not rely on any such information, reports or publications in making their decisions as to whether to invest in our Global Offering.
There is a significant risk that we will be a passive foreign investment company, or a PFIC, for 2022 or any future taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our Class A ordinary shares or ADSs.
As described under “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules,” there is a significant risk that we will be a PFIC for 2022 and future taxable years. If we are a PFIC for any taxable year during which a U.S. taxpayer holds Class A ordinary shares or ADSs, the U.S. taxpayer generally will be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and “excess distributions,” and additional reporting requirements. If we are a PFIC for any taxable year, these adverse tax consequences will generally continue to apply even if we cease to be a PFIC in a later taxable year, unless certain elections are made. See “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

USE OF PROCEEDS
We estimate that we will receive net proceeds from the Global Offering of approximately HK$70.0 million, or US$8.9 million (or approximately HK$90.2 million, or US$11.5 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.
We plan to use the net proceeds we will receive from the Global Offering for the following purposes:
(1)
Enhancing IoT Technologies and Infrastructure. Approximately 30% or approximately HK$21.0 million is expected to be used over the course of the next five years to enhance our leading IoT technologies and infrastructure.

(i)
We intend to invest substantially to upgrade our core technologies, including TTP, BTP, and AEP, expanding the range of features they offer, and enabling more innovative use cases. More specifically:

•
TTP.   We plan to continue to improve the reliability, security and functionality of TTP, and integrate it more closely with leading technologies, such as cloud computing, digital twins and AI-based algorithms, to allow our products to be used for more innovative use cases. For example, we will focus on using TTP to develop more “digital twins,” which are a visualized digital representation of various physical objects, processes, and systems through IoT technologies. Specifically, we are in the process of developing what we call “Building Twin” designed to accurately reflect a physical building and the services and facilities within it through data collected by IoT sensors. “Building Twin” will provide developers with the critical technology infrastructure that they need to develop IoT-enabled solutions, such as smart device monitoring systems or intelligent space management solutions, for a variety of verticals. We intend to first develop the “Building Twin” for selected verticals that we believe will maximize its value, such as smart home, smart building, and smart manufacturing, and may then roll it out to additional industries. We also intend to use insights generated from our digital twins to inform our AI-powered algorithms to help our customers design better products and improve operational efficiencies.

•
BTP.   We will invest in upgrading BTP to further strengthen the technology foundation of our IoT cloud development platform. This will lay the necessary technology groundwork for us to provide customers with more diversified IoT capabilities in ways that better suit their specific needs and preferences. For example, while our IoT PaaS has historically been delivered primarily through public infrastructure, we have recently leverage BTP to make it possible for selected customers to access IoT PaaS through their own private cloud infrastructure (i.e. the “private cloud” model) or a combination of public and private cloud infrastructure (the “hybrid cloud” model). We intend to roll out the private and hybrid cloud models to benefit more customers. As we enhance our BTP, we intend to regularly upgrade and continue to launch new versions of private and hybrid cloud solutions for our customers, making it possible for them to access more IoT services and capabilities through these two models.

•
AEP.   We also plan to enhance our AEP to expand our selection of IoT development tools, such as APIs and SDKs. With these efforts, we intend to create a more developer-friendly, low-code and no-code environment so that developers can more quickly and cost-efficiently create, customize, or integrate systems and functionality for their specific needs and use cases. As part of these endeavors, we intend to leverage our extensive expertise with IoT PaaS to build a unified development framework and the ancillary development tools for IoT SaaS developers, so that they can easily create bespoke solutions customized for specific verticals. We also plan to deliver more IoT development tools in what we call the “mini-programs” (i.e. lightweight applications running within another mobile app) format, so that developers and end-users can access them from the palm of their hands easily. Furthermore, we intend to continuously expand and refine our selection of “modularized” IoT capabilities. By being modularized, these IoT capabilities serve as basic building blocks that can be easily integrated and adapted to create more sophisticated, customized solutions and mobile applications. We will also focus on upgrading AEP and IoT development tools and capabilities that it enables and making them more easily configurable for specific needs across different verticals and use cases.
(ii)
We plan to continue to invest in technology infrastructure and other capital expenditure. We plan to enhance our IT systems by strengthening computing power and storage capabilities. We expect to procure more advanced elastic cloud computing and storage services and efficient hardware equipment to support our R&D efforts, which will further improve the efficiency of research and development process. In addition, we plan to invest in our internal systems to improve our internal information management and enhance data privacy protocols and information security management.

(iii)
We plan to further enhance our core capabilities such as IoT algorithms and data analytics. We also intend to invest in developing additional cutting-edge technologies for more innovative use cases, such as smart devices with 5G and outdoor cellular capabilities, IoT systems installed on two-wheelers, as well as IoT-enabled industrial automation.

(2)
Enhancing our product offerings.   Approximately 30% or approximately HK$21.0 million is expected to be used over the course of the next five years for expand and enhance our product offerings. More specifically:

(i)
IoT PaaS.   We will continue to enhance our IoT PaaS to reinforce our leadership in the IoT PaaS industry. We offer an extensive array of “modularized” IoT capabilities that can be easily customized and integrated to meet specific customer requirements. We intend to use these modularized capabilities to make our IoT PaaS more stable, easy-to-use and adaptable for customer needs and preferences. Furthermore, we also intend to invest further in making IoT PaaS compatible with additional connectivity protocols, more easily configurable for specific verticals and use cases. For example, since 2020, we have been successfully expanded our IoT PaaS to cover digital entertainment, consumer energy, outdoor and transportation categories. In 2022 and beyond, we will invest in making IoT PaaS more ease-to-use and easily adaptable for these categories and expand into additional categories and verticals. Additionally, as our customers globally access our IoT PaaS remotely via the Internet, we will continue to invest in improving the capacity, reliability and speed of IoT PaaS, including by establishing local data centers in key overseas locations, as well as offering more localized support and functionalities. We will also invest in enabling customers to more efficiently access IoT PaaS and deploy it on devices from broader categories and use cases, using the above-mentioned “private cloud” or “hybrid cloud,” or a combination of both, depending on the their specific business needs and preferences.

(ii)
Industry SaaS.   We intend to continue to upgrade Industry SaaS to make it more flexible, easy-to-deploy and compatible with devices of different categories. We will also focus on increasing adoption of our Industry SaaS across industrial, agriculture and various other different verticals. For example, as part of our initiatives to venture into the smart industry space, we are developing an Industry SaaS solution specifically for small- to medium-sized manufacturing companies, by leveraging our extensive existing expertise in smart home and business. These new Industry SaaS solutions are designed to digitalize and streamline some of the most critical aspects of manufacturing companies’ daily operations — quality control, product traceability, and supply chain and inventory management — through IoT technologies and connected devices. As another example, as we help brands design mobile apps that control their smart devices, we realized they have a strong yet unmet need for tools to engage with the end-users. To this end, we are in the process of developing a dedicate SaaS solution to enable brands to attract, engage and monetize their online traffic.

(iii)
Value-added services.   We intend to continue to expand our offerings of value-add services to deliver a more engaging and convenient user experience. We have partnered with select independent software vendors and system integrators who help us tailor our value-added services for specific customers and use cases. We intend to further strengthen such partnerships to improve our ability to better serve more customers with diverse and specific needs.
Implementing the initiatives as set forth in (1) and (2) will require us to continue to retain, attract and recruit scientists, researchers and other R&D and product development employees. It will also require us to develop or acquire new technologies and increase our general R&D expenditures. As a result, we expect our research and development expenses to continue to increase in absolute amount. However, we expect that these initiatives will have a long-term positive impact on our revenues and growth prospects as they allow us deliver more compelling products and services, attract more customers, and expand our customers’ use of our IoT cloud development platform over time. In addition, the expansion of our offerings and increased sharing of the technology infrastructure are expected to lead to greater economies of scale, which in turn will have a positive effect on our long-term profitability.
(3)
Improving sales and marketing.   Approximately 15% or approximately HK$10.5 million is expected to be used over the course of the next five years for marketing and branding activities. More specifically:

(i)
We intend to continue to invest in expanding, retaining and training our sales team to attract new and retain existing customers and expand their use of our products and services over time. We will also provide our sales team with the resources they need to engage closely with our customers, especially key account customers encourage customers to try new products and services and expand their adoption of our IoT cloud development platform. We expect to use approximately HK$1.4 million to implement these initiatives.

(ii)
We plan to organize or participate in a variety of offline events, such as industry conferences, developer events, roadshows and exhibitions (e.g. Consumer Electronics Show (CES) and Mobile World Congress (MWC)), as well as online marketing campaigns to promote our brand and showcase our products and services to target customers and the global IoT developer community. We are looking to organize or participate in over 100 exhibitions and trade fairs, over 90 industry conferences and over 30 events for IoT developers, over the next five years. We expect to use approximately HK$3.5 million to implement these activities.

(iii)
We intend to invest to strengthen and expand our global network of channel partners to further grow our customer base, enhance our presence internationally and expand our sales touchpoints with prospective customers, partners, and end-users. We expect to use approximately HK$2.8 million to implement these activities.

(iv)
We will also enhance our brand awareness among end-users by promoting the “Powered by Tuya” concept through targeted branding and marketing activities. We expect to use approximately HK$2.8 million to implement these activities.

By implementing the initiatives set forth in (3) above, we expect to incur additional sales and marketing expenses due to increased sales team and expanded sales and marketing activities. However, we expect these initiatives to enable us to expand our customer base with greater cross-selling and up-selling opportunities which, in turn, benefits our revenue and profitability in the long run.
(4)
Pursuing strategic partnerships, investments and acquisitions.   Approximately 15% or approximately HK$10.5 million will be used over the course of the next five years to pursue strategic partnerships, investments and acquisitions to implement our long-term growth strategies. We primarily target the following types of business:

(i)
Businesses with leading technology in industry value chain that complement our existing offerings and strengthen our value propositions to customers. These businesses primarily include market-leading and promising smart device brands, smart device manufacturers and IoT app developers that operate in the upstream or downstream sectors of the industry value chain other than IoT PaaS business, such as the manufacturers of chips, IoT solutions and IoT controlling devices. Through our platform, we intend to leverage their expertise to deliver better user experience, offer more innovative products, and work closely with them to increase overall penetration of IoT which we believe will have a lasting positive impact on the IoT and adjacent industries in the long run.
(ii)
System integrators and industry operators that can help us broaden our reach to customers. These businesses mainly include those who interact directly with end users across a wide range of use cases, such as hotel managers, residential or commercial property managers, and educational institutions. Through strategic partnerships, investments and acquisitions, we intend to collaborate with these businesses to deliver better IoT experience to end-users and leverage their existing large customer bases to tap into new use cases and markets.

According to CIC, there are more than 600 potential acquisition and investment targets in IoT sector in China in 2020 that meet the criteria outlined above. Save for certain strategic minority investment, we have not identified any specific target or entered into any agreements, commitments or understandings for any future partnerships, investments and acquisitions as of June 13, 2022.
We will continue to track potential acquisition or investment opportunities in areas that could have a synergistic effect with our existing business in terms of customer acquisition, technology innovation and product development. After identifying a suitable target, we will thoroughly assess synergies with our existing business in a prudent approach to make sure such acquisition or investments are beneficial to the long-term vitality of our business and operations.
(5)
Working capital and others.   Approximately 10% or approximately HK$7.0 million will be used over the course of the next five years for general corporate purposes and working capital needs.

To the extent that the net proceeds are not immediately applied to the above purposes and to the extent permitted by the relevant law and regulations, we will only place the net proceeds as short-term deposits only at licensed banks or financial institutions located in the PRC. In such event, we will comply with the appropriate disclosure requirements under the Hong Kong Listing Rules.
To the extent that our actual net proceeds from the Global Offering is higher or lower than our estimate above, we will increase or decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2022:
•
on an actual basis; and

•
on an adjusted basis giving effect to our issuance and sale in the Global Offering of 7,300,000 Class A ordinary shares, resulting in estimated net proceeds of HK$72.7 million (US$9.3 million), based on the offer price of HK$19.30 or US$2.46, per Class A ordinary share (equivalent to US$2.46 per ADS), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, excluding listing expenses of approximately HK$2.7 million (US$0.3 million), which have been charged to the consolidated statements of comprehensive loss prior to March 31, 2022, and assuming (i) the Joint Representatives do not, on behalf of the international underwriters, exercise their option to purchase additional Class A ordinary shares, and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2021 Form 20-F and Exhibit 99.2 to the Super 6-K, which are incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of March 31, 2022
	Actual	As Adjusted
	(in US$ thousands, except for share data)
Long-term debt	—	—
Shareholders’ equity:
Class A ordinary shares (US$0.00005 par value; 600,000,000 shares authorized; 491,846,560 shares issued; and 476,413,405 shares outstanding on an actual basis; 499,146,560 shares issued and 483,715,405 shares outstanding on an adjusted basis)	25	25
Class B ordinary shares (US$0.00005 par value; 200,000,000 shares authorized; 79,400,000 shares issued and outstanding on an actual basis; 79,400,000 shares issued and outstanding on an adjusted basis)	4	4
Treasury stock	(66,235)	(66,235)
Additional paid-in capital	1,538,155	1,547,686
Accumulated other comprehensive income	2,969	2,969
Accumulated deficit	(422,851)	(423,122)
Total shareholders’ equity	1,052,067	1,061,327
Total capitalization	1,052,067	1,061,327

DILUTION
If you invest in our Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary shares and our net tangible book value per ordinary shares after this Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently issued ordinary shares.
Our net tangible book value as of March 31, 2022 was US$1,052.1 million, or US$1.89 per ordinary share and US$1.89 per ADS. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from the Global Offering at an offering price of HK$19.30, or US$2.46, per Class A ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the Joint Representatives do not, on behalf of the international underwriters, exercise their option to purchase additional Class A ordinary shares.
Without taking into account any other changes in such net tangible book value after March 31, 2022, other than to give effect to the estimated net proceeds we will receive from the issuance and sale of Class A ordinary shares in the Global Offering at an offering price of HK$19.30, or US$2.46, per Class A ordinary share, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Representatives do not, on behalf of the international underwriters, exercise their option to purchase additional Class A ordinary shares and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering, our as adjusted net tangible book value as of March 31, 2022 would have been US$1,061.3 million, or US$1.88 per ordinary share, or US$1.88 per ADS. This represents an immediate decrease in net tangible book value of US$0.01 per Class A ordinary share and US$0.01 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$0.58 per Class A ordinary share and US$0.58 per ADS to investors purchasing Class A ordinary shares in the Global Offering.
The following table illustrates such dilution:
	Per Ordinary Share	Per ADS
	US$	US$
Public offering price	2.46	2.46
Actual net tangible book value as of March 31, 2022	1.89	1.89
As adjusted net tangible book value after giving effect to the Global Offering	1.88	1.88
Dilution in net tangible book value to new investors in the Global Offering	0.58	0.58
The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per Class A ordinary share.
If the Joint Representatives do not, on behalf of the international underwriters, exercise in full their option to purchase additional Class A ordinary shares, the as adjusted net tangible book value would be US$1.89 per ordinary share and US$1.89 per ADS, and the dilution in as adjusted net tangible book value to investors in the Global Offering would be US$0.57 per ordinary share and US$0.57 per ADS.
The discussion and tables above do not reflect any outstanding share options or granted but not yet vested restricted share units as of March 31, 2022. As of June 13, 2022, there were (i) 29,566,175 ordinary shares issuable upon exercise of outstanding share options; (ii) 5,736,500 granted but not yet vested restricted share units; and (iii) 5,433,895 ordinary shares reserved for future grant under our 2015 Equity Incentive Plan.
Translations of U.S. dollars into Hong Kong dollars relating to estimated net proceeds and the offering price were made at HK$7.8494 to US$1.00, the exchange rate on June 10, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS
The following table sets forth information concerning the beneficial ownership of our ordinary shares as of June 13, 2022 by:
•
each of our directors and executive officers; and

•
each person known to us to beneficially own more than 5% of our ordinary shares.

We have adopted a dual class voting structure. The calculations in the table below are based on (i) 491,846,560 Class A ordinary shares, including 5,433,895 Class A ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our 2015 Equity Incentive Plan, and 20,257,999 Class A ordinary shares represented by ADSs that have been repurchased by us from open market, and 79,400,000 Class B ordinary shares as of June 13, 2022, and (ii) 499,146,560 Class A ordinary shares and 79,400,000 Class B ordinary shares outstanding immediately after the complete of the Global Offering, assuming the Joint Representatives do not, on behalf of the international underwriters, exercise their option to purchase additional Class A ordinary shares.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
	Ordinary Shares Beneficially Owned Prior to the Global Offering				Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership**	% of Aggregate Voting Power***	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership**	% of Aggregate Voting Power***
Directors and Executive Officers:†
Xueji (Jerry) Wang(1)	63,000,000	50,600,000	19.9	49.6	63,000,000	50,600,000	19.6	49.4
Liaohan (Leo) Chen(2)	—	28,800,000	5.0	26.1	—	28,800,000	5.0	26.0
Yi (Alex) Yang	*	—	*	*	*	—	*	*
Ruixin Zhou(3)	21,600,000	—	3.8	1.3	21,600,000	—	3.7	1.3
Yao (Jessie) Liu	*	—	*	*	*	—	*	*
Qing Gao††	—	—	—	—	—	—	—	—
Jing Hong(4)	12,222,267	—	2.1	0.7	12,222,267	—	2.1	0.7
Sidney Xuande Huang††	*	—	*	*	*	—	*	*
Changheng Qiu††	*	—	*	*	*	—	*	*
Meng Xiong Kuok††	—	—	—	—	—	—	—	—
Pak Tung Jason Yip††	—	—	—	—	—	—	—	—
All directors and executive officers as a group	96,839,267	79,400,000	31.5	77.8	96,839,267	79,400,000	31.1	77.7
Principal Shareholders:
NEA entities(5)	123,284,633	—	21.6	7.4	123,284,633	—	21.3	7.4
Tenet Group Limited(6)	63,000,000	—	11.0	3.8	63,000,000	—	10.9	3.8
Tencent entities(7)	58,299,749	—	10.2	3.5	58,299,749	—	10.1	3.5
Tenet Vision Limited(8)	—	40,600,000	7.1	36.7	—	40,600,000	7.0	36.6
Unileo Limited(9)	—	28,800,000	5.0	26.1	—	28,800,000	5.0	26.0
Tuya Group Inc.(10)	—	10,000,000	1.8	9.1	—	10,000,000	1.7	9.0

Notes:
*
Less than 1% of our total outstanding shares on an as-converted basis.

**
For each person and group included in this table, the percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group, including sharers that such person or group has the right to acquire within 60 days after June 13, 2022. The total number of ordinary shares outstanding as of June 13, 2022 is 571,246,560. The total number of ordinary shares outstanding after the completion of the Global Offering will be 578,546,560, including 7,300,000 Class A ordinary shares to be sold by us in the Global Offering, assuming that the Joint Representatives do not, on behalf of the international underwriters, exercise their option to purchase additional Class A ordinary shares.

***
For each person and group included in this column, the percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our ordinary shares as a single class, excluding Class A ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our 2015 Equity Incentive Plan and Class A ordinary shares represented by ADSs that have been repurchased by us from open market. Each Class A ordinary share entitles the holder to exercise one vote per share, and each Class B Ordinary Share currently entitles the holder to exercise 15 votes per share (and will be entitled the holder to 10 votes per share after amendment of our MAA in the first general meeting of our company to be convened within six months from the Listing Date, in which shareholders’ approval will be sought to amend the MAA) on any resolution tabled at the general meetings of our company, except for resolutions with respect to a limited number of reserved matters, in relation to which each ordinary share is entitled to one vote. See “Prospectus Supplement Summary — Our Articles of Association and Dual Class Voting Structure.”

†
The address of our directors and executive officers (except Ms. Qing Gao, Ms. Jing Hong, Mr. Sidney Xuande Huang, Mr. Changheng Qiu, Mr. Meng Xiong Kuok and Mr. Pak Tung Jason Yip) is Huace Center, Building A, 10/F, Xihu District,Hangzhou City Zhejiang, 310000, People’s Republic of China. The address of Ms. Qing Gao is 1 Jian Guo Men Wai Ave., China World Tower 3B, F26, 100004, Beijing, China. The address of Jing Hong is Suite 1213, 12/F West Tower, Genesis Beijing, No. 8 Xinyuan South Road, Chaoyang District, 100027 P.R. China. The address of Mr. Sidney Xuande Huang is 80 Holland Park, London W11 3SG, United Kingdom. The address of Mr. Changheng Qiu is Shangshangting 8-2201, Tangping Road, Hangzhou, China. The address of Mr. Meng Xiong Kuok is 93 Grange Road, #07-08 Grange Residences, Singapore 249614. The address of Mr. Pak Tung Jason Yip is Flat 902, Block G, Kornhill, Quarry Bay, Hong Kong.

††
Mr. Sidney Xuande Huang, Mr. Changheng Qiu, Mr. Meng Xiong Kuok and Mr. Pak Tung Jason Yip have accepted their appointments to be independent directors of our company, conditional and effective upon the Hong Kong Listing. Ms. Qing Gao will resign from our board of directors and the audit committee due to personal reasons, conditional and effective upon the Hong Kong Listing.

(1)
Represents 10,000,000 Class B ordinary shares held of record by Tuya Group Inc., a business company with limited liability incorporated under the laws of BVI wholly owned by Mr. Xueji (Jerry) Wang, (ii) 63,000,000 Class A ordinary shares held of record by Tenet Group Limited, a British Virgin Islands company, and (iii) 40,600,000 Class B ordinary shares held of record by Tenet Vision Limited, a limited liability company incorporated under the laws of BVI. Both of Tenet Group Limited and Tenet Vision Limited are ultimately wholly owned by the trustee of a trust constituted under the laws of the Cayman Islands, of which the settlor is Mr. Xueji (Jerry) Wang and the beneficiaries are Mr. Wang and Tuya Group Inc. Mr. Wang’s exercise of the voting power over the shares beneficially owned by him will be subject to his undertakings in connection with the Global Offering. See “Prospectus Supplement Summary — Our Articles of Association and Dual Class Voting Structure.” The registered address of each of Tuya Group Inc. and Tenet Group Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The registered address of Tenet Vision Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(2)
Represents 28,800,000 Class B ordinary shares held of record by Unileo Limited, a limited liability company incorporated under the laws of BVI wholly owned by Liaohan (Leo) Chen. Mr. Chen’s exercise of the voting power over the shares beneficially owned by him will be subject to his undertakings in connection with the Global Offering. See “Prospectus Supplement Summary — Our Articles of Association and Dual Class Voting Structure.” The registered address of Unileo Limited is Craigmuir Chambers, Road Town, Tortola. VG 1110, British Virgin Islands.

(3)
Represents 21,600,000 Class A ordinary shares held of record by Valgolden Limited, a limited liability company incorporated under the laws of BVI wholly owned by Mr. Ruixin Zhou. Mr. Zhou’s exercise of the voting power over the shares beneficially owned by him will be subject to his undertakings in connection with the Global Offering. See “Prospectus Supplement Summary — Our Articles of Association and Dual Class Voting Structure.” The registered address of Valgolden Limited is Craigmuir Chambers. Road Town, Tortola, VG 1110, British Virgin Islands.

(4)
Represents 12,222,267 Class A ordinary shares held of record by GTY Holdings Limited, a company registered in the Cayman Islands. The registered address of GTY Holdings Limited is Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. Jing Hong is the beneficial owner and general partner of the funds that own GTY Holdings Limited.

(5)
Represents 111,923,991 Class A ordinary shares held of record by New Enterprise Associates 14, L.P. (“NEA 14”) and 11,360,642 Class A ordinary shares held of record by NEA 15 Opportunity Fund L.P. (“NEA 15-OF”). The shares directly held by NEA 14 are indirectly held by NEA Partners 14, L.P. (“Partners 14”), which is the sole general partner of NEA 14; NEA 14 GP, LTD (“NEA 14 LTD”), the sole general partner of Partners 14; and each of the individual directors of NEA 14 LTD (collectively, the “NEA 14 Directors”). The NEA 14 Directors comprise a former director of us and certain other individuals. Partners 14, NEA 14 LTD, and the NEA 14 Directors share voting and dispositive power with regard to the shares held directly by NEA 14. The shares directly held by NEA 15-OF are indirectly held by NEA Partners 15-OF, L.P. (“Partners 15-OF”), the sole general partner of NEA 15-OF; NEA 15 GP, LLC (“NEA 15 LLC”), which is the sole general partner of Partners 15-OF; and each of the individual managers of NEA 15 LLC (collectively, the “NEA 15 Managers”). The NEA 15 Managers comprise a former director of us and certain other individuals. Partner 15-OF, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the shares owned directly by NEA 15-OF. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address for the above referenced NEA entities is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(6)
Represents 63,000,000 Class A ordinary shares held of record by Tenet Group Limited, a limited liability company incorporated under the laws of BVI which is wholly owned by Tenet Global Limited and ultimately controlled by Mr. Xueji (Jerry) Wang. An affiliate of Morgan Stanley Asia Limited has entered into a borrowing arrangement with Tenet Global Limited that is intended to facilitate the settlement of over-allocations. The affiliate of Morgan Stanley Asia Limited is obligated to return ordinary shares to Tenet Group Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Tenet Group Limited for the loan of these Class A ordinary shares.

(7)
Represents (i) 55,924,749 Class A ordinary shares held of record by Tencent Mobility Limited, and (ii) 2,375,000 Class A ordinary shares represented by ADSs held of record by Image Frame Investment (HK) Limited. Both Tencent Mobility Limited and Image Frame Investment (HK) Limited are incorporated in Hong Kong and wholly-owned subsidiaries of Tencent. The registered address of Tencent Mobility Limited is Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong. Tencent Mobility Limited is wholly owned by Tencent Holdings Limited, a company listed on the Hong Kong Stock Exchange (Stock code: 00700).

(8)
Represents 40,600,000 Class B ordinary shares held of record by Tenet Vision Limited, a limited liability company incorporated under the laws of BVI wholly owned by Tenet Global Limited and ultimately controlled by Mr. Xueji (Jerry) Wang.

(9)
Represents 28,800,000 Class B ordinary shares held of record by Unileo Limited. Unileo Limited is wholly owned by Mr. Liaohan (Leo) Chen.

(10)
Represents 10,000,000 Class B ordinary shares held of record by Tuya Group Inc., a business company with limited liability incorporated under the laws of BVI wholly owned by Mr. Xueji (Jerry) Wang.

To our knowledge, as of June 13, 2022, a total of 129,203,589 Class A outstanding ordinary shares were held by four record holders in the United States, including the depositary of our ADS program, representing 22.6% of our total issued and outstanding ordinary shares on an as converted basis as of such date. The number of beneficial owners of the ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.
We are not aware of any arrangement that may, at a subsequent date, result in change of control of our company.
Morgan Stanley Asia Limited or its affiliates are expected to enter into a borrowing arrangement with Tenet Group Limited to facilitate the settlement of over-allocations. Morgan Stanley Asia Limited or its affiliates are obligated to return Class A ordinary shares to Tenet Group Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market.

DIVIDEND POLICY
We have not previously declared or paid any cash dividend or dividend in kind and we have no plan to declare or pay any dividends in the foreseeable future on our shares or the ADSs representing our Class A ordinary shares. We currently intend to retain our available funds and any future earnings to operate and expand our business. We currently do not have any plan to require our PRC subsidiaries to distribute their retained earnings and intend to retain them to operate and expand our business in the PRC.
We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 4. Information on the Company — 4.B. Business Overview — Regulation — Regulation Related to Foreign Exchange” and “Item 3. Key Information — 3.D. Risk Factors — Risk Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” in our 2021 Form 20-F.
Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our Class A ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Item 12. Description of Securities Other Than Equity Securities — 12.D. American Depositary Shares” in our 2021 Form 20-F.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the completion of the Global Offering, we will have 499,146,560 Class A ordinary shares (or 500,241,560 Class A ordinary shares if international underwriters exercise in full their option to purchase additional Class A ordinary shares), including (i) 5,433,895 Class A ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our 2015 Equity Incentive Plan and (ii) 20,257,999 Class A ordinary shares represented by ADSs that have been repurchase by us from the open market, as of June 13, 2022, and 79,400,000 Class B ordinary shares issued and outstanding.
All of the Class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.
Lock-Up Agreements
In connection with the Global Offering, we have agreed that except for (a) the issue, offer or sale of the Class A ordinary shares by our company pursuant to the Global Offering (including pursuant to any international underwriters’ exercise of the option to purchase additional Class A ordinary shares), (b) the issue of Class A ordinary shares or ADSs pursuant to the 2015 Equity Incentive Plan, including one or more bulk issuances of such securities in contemplation of future issuances under the 2015 Equity Incentive Plan in compliance with the Hong Kong Listing Rules and applicable laws, (c) any capitalization issue, capital reduction or consolidation or sub-division of shares; (d) registration and issuance of ADSs and ADRs without enlarging the issued and outstanding share capital of our company as at the date of the Hong Kong underwriting agreement; or (e) repurchase of securities pursuant to our company’s share repurchase programs existing on the date of the international underwriting agreement to the extent in compliance with the Hong Kong Listing Rules and applicable laws, we will not, and will procure each other group entity not to, without the prior written consent of the Joint Sponsors and the Joint Representatives (for themselves only) and unless in compliance with the Hong Kong Listing Rules, at any time during the period commencing on the date of the Hong Kong underwriting agreement and ending on the date falling six months after the Listing Date. See “Underwriting — Lock-up Agreements.”
Rule 144
All of our ordinary shares outstanding prior to our initial public offering in 2021, or issued subsequent to our initial public offering in 2021 on an unregistered basis, are “restricted securities,” as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that (together with any sales aggregated with them) does not exceed the greater of the following:
•
1% of the then outstanding Class A ordinary shares, in the form of ADSs or otherwise, which immediately after this offering will equal 4,991,465 Class A ordinary shares, assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares; or

•
the average weekly trading volume of our Class A ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of our initial public offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN CLASS A ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
Dealings and Settlement of Class A Ordinary Shares in Hong Kong
Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars. Our Class A ordinary shares will be traded on the Hong Kong Stock Exchange in board lots of 200 Class A ordinary shares.
The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:
•
Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•
SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•
trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•
Financial Reporting Council transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

•
transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•
ad valorem stamp duty at a total rate of 0.26% of the value of the transaction, with 0.13% payable by each of the buyer and the seller;

•
stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•
brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•
the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors in Hong Kong must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his/her Class A ordinary shares in his/her stock account or in his/her designated CCASS participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.
An investor may arrange with his/her broker or custodian on a settlement date in respect of his/her trades executed on the Hong Kong Stock Exchange. Under the Listing Rules and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
Exchanges between Class A Ordinary Shares Trading in Hong Kong and ADSs
In connection with the initial public offering of our Class A ordinary shares in Hong Kong, we have established a Hong Kong share register, which will be maintained by our Hong Kong Share Registrar,

Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited. All Class A ordinary shares offered in the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of ordinary shares registered on the Hong Kong share register will be able to exchange those Class A ordinary shares for ADSs, and vice versa.
Our ADSs
Our ADSs representing our Class A ordinary shares are currently traded on NYSE. Dealings in our ADSs are conducted in U.S. dollars.
ADSs may be held either:
•
directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs registered in the holder’s name; or (ii) by having uncertificated ADSs registered in the holder’s name; or

•
indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

The depositary for our ADSs is The Bank of New York Mellon, whose office is located at 24 Greenwich Street, New York, New York 10286, United States.
Depositing Class A ordinary shares trading in Hong Kong for delivery of ADSs
An investor who holds the Class A ordinary shares registered in Hong Kong and wishes to receive delivery of ADSs that trade on NYSE must deposit or have his/her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, The Hong Kong and Shanghai Banking Corporation Limited, or the custodian, in exchange for ADSs. A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If the Class A ordinary shares have been deposited with CCASS, the investor must transfer such Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed ADS delivery form to the custodian via his/her broker.

•
If the Class A ordinary shares are held outside CCASS, the investor must arrange for the registration of a transfer of his/her Class A ordinary shares into the depositary’s name and delivery of evidence of that registration to the custodian, and must sign and deliver an ADS delivery form to the depositary.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the ADS delivery form. For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Surrender of ADSs for delivery of Class A ordinary shares trading in Hong Kong
An investor who holds ADSs and wishes to receive Class A ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw the Class A ordinary shares from our ADS program and cause his/her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange. An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedures of the broker or financial institution and instruct the broker to arrange for cancellation of the ADSs, and transfer of the underlying Class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:
•
To withdraw the Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Those instructions must have a Medallion signature guarantee.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver the Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by the investor.

•
If an investor prefers to receive the Class A ordinary shares outside CCASS, he/she must so indicate in the instruction delivered to the depositary.

For the Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For the Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery of Class A ordinary shares in a CCASS account is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary requirements
Before the depositary delivers ADSs or permits withdrawal of the Class A ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or of the Hong Kong Share Registrar are closed or at any time if the depositary or we determine it advisable to do so.
All costs attributable to the transfer of the Class A ordinary shares to effect a withdrawal from or deposit of the Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer or deposit. In particular, holders of Class A ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of the Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of the Class A ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of the Class A ordinary shares into, or withdrawal of the Class A ordinary shares from, the ADS facility.

UNDERWRITING
The Global Offering
The offering of our Class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:
•
the offering of 730,000 Class A ordinary shares in Hong Kong (the “Hong Kong offer shares”) as described in “— The Hong Kong Public Offering” below, which we refer to as the “Hong Kong public offering”; and

•
the offering of 6,570,000 Class A ordinary shares (subject to the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the “international offer shares” and together with the Hong Kong offer shares, the “Offer Shares”), as described in “—The International Offering” below, which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
China International Capital Corporation Hong Kong Securities Limited, Morgan Stanley Asia Limited and Merrill Lynch (Asia Pacific) Limited are acting as joint representatives (the “Joint Representatives”) and joint global coordinators (the “Joint Global Coordinators”) for the Global Offering.
Under the terms and subject to the conditions in the Hong Kong underwriting agreement (as defined below), the Hong Kong underwriters below (the “Hong Kong underwriters”) have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.
Hong Kong Underwriters	Number of Class A Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited	657,000
Morgan Stanley Asia Limited	36,500
Merrill Lynch (Asia Pacific) Limited	36,500
CMB International Capital Limited	—
Tiger Brokers (HK) Global Limited	—
Total:	730,000
Under the terms and subject to the conditions in the international underwriting agreement, the international underwriters for whom China International Capital Corporation Hong Kong Securities Limited Morgan Stanley Asia Limited and Merrill Lynch (Asia Pacific) Limited, are acting as the Joint Representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class A ordinary shares indicated below:
International Underwriters	Number of Class A Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited	5,913,000
Morgan Stanley Asia Limited	328,500
Merrill Lynch (Asia Pacific) Limited	328,500
CMB International Capital Limited	—
Tiger Brokers (HK) Global Limited	—
Total:	6,570,000
The Hong Kong underwriters and the international underwriters are collectively referred to herein as the “underwriters”.

Upon the closing of the Global Offering, we will have 499,146,560 outstanding Class A ordinary shares and 79,400,000 Class B ordinary shares, or 500,241,560 outstanding Class A ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares from us.
The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. Subject to the conditions in the Hong Kong underwriting agreement and the international underwriting agreement, the underwriters are obligated, severally but not jointly, to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Approval-in-principal has been granted by the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “2391.” The shares will be traded in board lots of 200 shares each. The ADSs are listed on the New York Stock Exchange under the symbol “TUYA.” Each ADS represents one Class A ordinary share.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our Class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.
The address of China International Capital Corporation Hong Kong Securities Limited is 29/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of Morgan Stanley Asia Limited is Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. The address of Merrill Lynch (Asia Pacific) Limited is 55/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong. The address of CMB International Capital Limited is 45/F, Champion Tower, 3 Garden Road, Central, Hong Kong. The address of Tiger Brokers (HK) Global Limited is 18th Floor, Central 88, 88 Des Voeux Road, Central, Hong Kong.
The Hong Kong Public Offering
Number of Class A ordinary shares offered
We are offering 730,000 Class A ordinary shares for subscription by the public in Hong Kong at the public offer price, representing 10% of the total number of Offer Shares available under the Global Offering. The number of Offer Shares offered under the Hong Kong public offering, will represent approximately 0.13% of the total shares in issue immediately following the completion of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised and without taking into account the shares to be issued pursuant to 2015 Equity Incentive Plan).
The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
Completion of the Hong Kong public offering is subject to the conditions set out in “— Conditions of the Global Offering.”
Allocation
Allocation of Offer Shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer share.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy, Financial Reporting Council transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy, Financial Reporting Council transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.
Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the public offer price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 365,000 Hong Kong offer shares is liable to be rejected.
Applications
Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Offer Share under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.
Applicants under the Hong Kong public offering are required to pay, on application, the maximum public offer price of HK$22.80 per Offer Share in addition to the brokerage, the SFC transaction levy, Financial Reporting Council transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share, amounting to a total of HK$4,605.96 for one board lot of 200 Offer Shares. As the public offer price is less than the maximum Hong Kong public offer price of HK$22.80 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy, Financial Reporting Council transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.
Hong Kong Underwriting Agreement
We and the Hong Kong underwriters have entered into an underwriting agreement dated June 20, 2022, or the Hong Kong underwriting agreement, relating to the Hong Kong public offering.
The International Offering
The International Offering consists of an offering of 6,570,000 Offer Shares offered by us (subject to the option to purchase additional Class A ordinary shares), representing 90% of the total number of Offer Shares available under the Global Offering. The number of Offer Shares offered under the international offering, will represent approximately 1.14% of the total shares in issue immediately following the completion of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised and without taking into account the shares to be issued pursuant to the 2015 Equity Incentive Plan).
Allocation
The international offering includes the U.S. offering of the Offer Shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the international offering will be effected in accordance with the “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further shares and/or hold or sell its shares after the Hong Kong Listing. Such allocation is intended to result in a distribution of the shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.
The Joint Representatives (on behalf of the underwriters) may require any investor who has been offered Offer Shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong public offering.
International Underwriting Agreement
We have entered into an international underwriting agreement with the international underwriters relating to the international offering dated the date of this final prospectus supplement.
Sales in the United States
Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Morgan Stanley Asia Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate, Morgan Stanley & Co. LLC, in the United States. Merrill Lynch (Asia Pacific) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate, BofA Securities, Inc., in the United States. Some of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States.
Commissions and Expenses
The following table shows the per Class A ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 1,095,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent 4% of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong public offering is HK$19.30.
Paid by Us	No Exercise	Full Exercise
Per Class A ordinary share	HK$0.77	HK$0.77
Total	HK$5,635,600	HK$6,480,940
The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees, legal and accounting expenses and sponsor fee, but exclusive of underwriting discounts and commissions, are approximately HK$65.3 million (US$8.3 million), assuming the option to purchase additional Class A ordinary shares is not exercised.
International Underwriters’ Option to Purchase Additional Class A Ordinary Shares
In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (for themselves and on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong public offering, to purchase up to an aggregate of 1,095,000 additional Class A ordinary shares, representing not more than

15% of the total number of Class A ordinary shares available under the Global Offering, at the international offering price to, among other things, cover over-allocations in the international offering, if any.
If the international underwriters’ option to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 0.19% of our total Class A ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional Class A ordinary shares, an announcement will be made.
Lock-Up Agreements
In connection with the Global Offering, we have undertaken to the joint sponsors and joint representatives that except for (a) the issue, offer or sale of the Offer Shares by our Company pursuant to the Global Offering (including pursuant to any exercise of the option to purchase additional Class A ordinary shares); (b) the issue of Class A ordinary share or ADSs pursuant to the 2015 Equity Incentive Plan, including one or more bulk issuances of such securities in contemplation of future issuances under the 2015 Equity Incentive Plan in compliance with the Hong Kong Listing Rules and applicable laws; (c) any capitalization issue, capital reduction or consolidation or sub-division of shares; (d) registration and issuance of ADSs and ADRs without enlarging the issued and outstanding share capital of our Company as at the date of the Hong Kong underwriting agreement; or (e) repurchase of securities pursuant to our Company’s share repurchase programs existing on the date of the international underwriting agreement to the extent in compliance with the Hong Kong Listing Rules and applicable laws, our Company will not, and will procure each other member of our Group not to, without the prior written consent of the Joint Sponsors and the Joint Representatives (for themselves only) and unless in compliance with the Hong Kong Listing Rules, at any time during the period commencing on the date of the Hong Kong underwriting agreement and ending on the date falling six months after the Listing Date (the “First Six-Month Period”):
(i)
offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance (as defined in the Hong Kong underwriting agreement) over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any legal or beneficial interest in any Class A ordinary shares or other securities of our Company or any share or other securities of such other member of our Group, as applicable, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any Class A ordinary shares or other securities of our Company or any shares or other securities of such other member of our Group, as applicable, or any interest in any of the foregoing), or deposit any share or other securities of our Company or any shares or other securities of such member of our Group, as applicable, with a depositary in connection with the issue of depositary receipts; or

(ii)
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Class A ordinary shares or other securities of our Company or any share or other securities of such other member of our Group, as applicable, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Class A ordinary shares or other securities of our Company or any share or other securities of such other member of our Group, as applicable, or any interest in any of the foregoing); or

(iii)
enter into any transaction with the same economic effect as any transaction described in (i) or (ii) above; or

(iv)
offer to or contract to or agree to announce, or publicly disclose that our Company will or may enter into any such transaction described in (i), (ii) or (iii) above,

in each case, whether any such transaction described in (i), (ii) or (iii) above is to be settled by delivery of the Class A ordinary shares or other securities of our Company, in cash or otherwise (whether or not the issue of such Class A ordinary shares or other securities of our Company will be completed within the First Six-Month Period). For the avoidance of doubt, (i) above shall not apply to any issue of debt securities by our Company which are not convertible into equity securities of our Company or of any other member of our Group or any transfer or sales of existing Class A ordinary shares registered on any register of members of our Company as of the date of the Hong Kong underwriting agreement. In the event that, during the period of six months commencing on the date on which the First Six-Month Period expires (the “Second Six-Month Period”), our Company shall not enter into any of the transactions specified in (i), (ii) or (iii) above or offer to or agree to or announce any intention to effect any such transaction such that any controlling shareholder, directly or indirectly, would cease to be a controlling shareholder (within the meaning defined in the Hong Kong Listing Rules) of our Company. In the event that our Company enters into any of the transactions specified in (i), (ii) or (iii) above or offers to or agrees to or announces any intention to effect any such transaction, our Company shall take all reasonable steps to ensure that we will not create a disorderly or false market in the securities of our Company
Pursuant to the Hong Kong Listing Rules, we have undertaken to the Hong Kong Stock Exchange that we will not exercise our power to issue any further shares, or securities convertible into our equity securities (whether or not of a class already listed) or enter into any agreement to such an issue within six months from the Listing Date (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except (a) pursuant to the Global Offering (including the international underwriters’ option to purchase additional Class A ordinary shares); or (b) under any of the circumstances provided under the Hong Kong Listing Rules.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange, the Joint Sponsors, the Joint Global Coordinators and our Company that, except pursuant to the Global Offering (including the international underwriters’ option to purchase additional Class A ordinary shares), each of them will not, and will procure that the relevant registered holder(s) of the shares in which any of them has a beneficial interest will not without the prior written consent of the Hong Kong Stock Exchange or unless otherwise in compliance with the Hong Kong Listing Rules: (i) at any time in the period commencing on the date by reference to which disclosure of its shareholding in the Company is made in this prospectus supplement and ending on the date which is six months from the Listing Date, either directly or indirectly, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of any securities of the Company in which any of the controlling shareholders are shown in this prospectus supplement to be the beneficial owners; and (ii) at any time in the period of six months commencing from the date on which the period referred to in the above paragraph (i) expires, either directly or indirectly, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of any securities of the Company to such extent that, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, our controlling shareholders will, directly or indirectly cease to be our controlling shareholders.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and our Company that, within the period commencing on the date by reference to which disclosure of its shareholdings in our Company is made in this prospectus supplement and ending on the date which is 12 months from the Listing Date, it will and will procure that the relevant registered holder(s) will: (i) when it pledges or charges any securities of the Company beneficially owned by it in favor of an authorized institution (as defined under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan, immediately inform the Company of such pledge or charge together with the number of securities so pledged or charged; and (ii) when it receives indications, either verbal or written, from the pledgee or chargee of any securities of the Company that any of the pledged or charged securities will be disposed of, immediately inform the Company of such indications.

Conditions of the Global Offering
Acceptance of all applications for Offer Shares will be conditional on:
•
the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued pursuant to the Global Offering on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the Listing Date;

•
the pricing of the Offer Shares having been agreed between the Joint Representatives (for themselves and on behalf of the underwriters) and us;

•
the execution and delivery of the international underwriting agreement on or around the price determination date; and

•
the obligations of the Hong Kong underwriters under the Hong Kong underwriting agreement and the obligations of the international underwriters under the international underwriting agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of the Hong Kong prospectus.
The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.
Share certificates for the Offer Shares will only become valid at 8:00 a.m. on Tuesday, July 5, 2022, provided that the Global Offering has become unconditional in all respects at or before that time.
Dealings in the Class A Ordinary Shares
Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Tuesday, July 5, 2022, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Tuesday, July 5, 2022.
The Class A ordinary shares will be traded in board lots of 200 Class A ordinary shares each and the stock code of the Class A ordinary shares will be 2391.
Indemnity
We have agreed to indemnify several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Stabilization
Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the public offer price.
We have appointed Morgan Stanley Asia Limited as the stabilization manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager and in what the stabilizing manager reasonably regards as the best interest of us, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong public offering.
Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (b) selling or agreeing to sell the Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (c) purchasing, or agreeing to purchase, the Class A ordinary shares pursuant to the option to purchase additional Class A ordinary shares in order to close out any position established under paragraph (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (e) selling or agreeing to sell any Class A ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.
Specifically, prospective applicants for and investors in the Offer Shares should note that:
•
the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the Class A ordinary shares;

•
there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•
liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class A ordinary shares;

•
no stabilizing action can be taken to support the price of the Class A ordinary shares for longer than the stabilization period, which will begin on the Listing Date, and is expected to expire on Wednesday, July 27, 2022, being the 30th day after the last day for lodging applications under the Hong Kong public offering. After this date, when no further stabilizing action may be taken, demand for the Class A ordinary shares, and therefore the price of the Class A ordinary shares, could fall;

•
the price of the Class A ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.
In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before and after the listing of the Class A ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.
Activities by Syndicate Members
The underwriters of the Hong Kong public offering and the international offering (together, the “Syndicate Members”) and their affiliates may each individually undertake a variety of activities (as further described below) which do not form part of the underwriting or stabilizing process.
The Syndicate Members and their affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the Syndicate Members and their respective affiliates may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.
In relation to the Class A ordinary shares, the activities of the Syndicate Members and their affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class A ordinary shares (which financing may be secured by the Class A ordinary shares) in the Global Offering, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in Hong Kong and elsewhere in the world and may result in the Syndicate Members and their affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.
In relation to issues by Syndicate Members or their affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described under “Stabilization” above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.
It should be noted that when engaging in any of these activities, the Syndicate Members will be subject to certain restrictions, including the following:
•
the Syndicate Members (other than the Stabilizing Manager or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

•
the Syndicate Members must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

Certain of the Syndicate Members or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such Syndicate Members or their respective affiliates have received or will receive customary fees and commissions.
In addition, the Syndicate Members or their respective affiliates may provide financing to investors to finance their subscriptions of the Offer Shares in the Global Offering.
Selling Restrictions
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Member State”), no Offer Shares have been offered or will be offered, pursuant to any offers contemplated in this Offering Circular, to the public in that Member State, except in that Member State at any time under the following exemptions under the Prospectus Regulation:
a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the International Underwriters for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Offer Shares shall result in a requirement for the publication by us or any International Underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or of a supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant Member State who acquires the Offer Shares or to whom any offer is made will be deemed to have represented, warranted and agreed that:
i.
it is a “qualified investor” as defined in the Prospectus Regulation; and

ii.
in the case of any the Offer Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that (i) the Offer Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where such Offer Shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of the Offer Shares falls within one of the exemptions listed in points (b) to (d) of Article 1)4) of the Prospectus Regulation.

We, the Joint Representatives, the international underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer of the Offer Shares to the public” in relation to any of the Offer Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offer Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Offer Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Canada
The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
The Class A ordinary shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.
Hong Kong
This prospectus supplement has not been and will not be registered with the Registrar of Companies in Hong Kong. The Offer Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (iv) pursuant to a registered “prospectus” which complies with or is exempt from compliance with Part XII of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that there has not been issued and there will not be issued or will not be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Offer Shares, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Offer Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571,Laws of Hong Kong) and any rules made thereunder.
In purchasing the international offer shares, save as otherwise permitted under the Hong Kong Listing Rules, as amended or supplemented from time to time or within the scope of any waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

•
you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our shares (including ADS);

•
you and your ultimate beneficial owners are independent of, and not connected or acting in concert with, any of the directors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

•
you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

•
you and your ultimate beneficial owners are not a director or existing shareholder of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder of our Company or a nominee of any of the foregoing;

•
you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

•
you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

•
you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

•
you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

•
whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

•
you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

•
you and your ultimate beneficial owners have not applied for, and will not apply for, any Hong Kong offer shares;

•
you are not a connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

•
if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder;

•
you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the international offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

•
you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;
•
you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of, the Securities and Futures Commission of Hong Kong (the “SFC”) and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules and information required to satisfy conditions under any waiver or consent. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws and regulations;

•
you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

•
you will not copy or otherwise distribute this prospectus supplement to any third party;

•
you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations or representations hereunder; and

•
(A) we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Japan
The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Kingdom of Saudi Arabia
This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”).
The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and the accompanying prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement or the accompanying prospectus.
Prospective purchasers of the Class A ordinary shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.
Korea
The Class A ordinary shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the Class A ordinary shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the Class A ordinary shares may not be resold to Korean residents unless the purchaser of the Class A ordinary shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A ordinary shares.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the Class A ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A ordinary shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class A ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(i)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)
a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In addition, investors in Singapore should note that the Class A ordinary shares acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their Class A ordinary shares.
State of Kuwait
The Class A ordinary shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Class A ordinary shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the underwriters acknowledge this restriction and that this prospectus supplement, the accompanying prospectus and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.
Switzerland
The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange Ltd. (“SIX”) or any other stock exchange or other regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance of prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or disclosure standards for listing prospectuses under Article 27 et seqq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the Class A ordinary shares or the offering thereof may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the offering of the Class A ordinary shares, us or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.
PRC
This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class A ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.
Taiwan
The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.
Qatar
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The Class A ordinary shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.
This prospectus supplement and the accompanying prospectus have not been and will not be:
(i)
lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

(ii)
authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement or the accompanying prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of shares or other securities in the State of Qatar or the QFC.

The offer of the Class A ordinary shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.
The Class A ordinary shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this offering circular, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.
United Arab Emirates
The Global Offering has not been approved or licensed by the UAE Central Bank or any other relevant licensing authority in the United Arab Emirates (including the Dubai International Financial Centre), and does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise. Accordingly, the Class A ordinary shares may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre).
The Class A ordinary shares may be offered, and this offering circular may be issued, only to a limited number of investors in the United Arab Emirates (including the Dubai International Financial Centre) who qualify as sophisticated investors under the relevant laws of the United Arab Emirates (and the Dubai International Financial Centre). The Class A ordinary shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates (including the Dubai International Financial Centre).
United Kingdom
In relation to the United Kingdom (“UK”) no Offer Shares have been offered or will be offered, pursuant to any offers contemplated in this Offering Circular, to the public in the UK, except under the following exemptions under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”):
a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under in Article 2 of the UK Prospectus Regulation), in the United Kingdom. subject to obtaining the prior consent of the International Underwriters for any such offer; or

c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of Offer Shares shall require the publication by us, the international underwriters of a prospectus pursuant to Section 85 of the FSMA or of a supplement to a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the UK who initially acquires the Offer Shares or to whom any offer is made will be deemed to have represented, warranted and agreed that:
i.
it is a “qualified investor” as defined in the UK Prospectus Regulation; and

ii.
in the case of any the Offer Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that (i) the Offer Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where such Offer Shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of the Offer Shares falls within one of the exemptions listed in section 86 of the FSMA.

For the purposes of this provision, the expression an “offer of the Offer Shares to the public” in relation to any of the Offer Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the Offer Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Offer Shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This prospectus supplement and any other material in relation to the Offer Shares described herein is directed only at, and available only to, and will be engaged only with (investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) (the “Order”) or (ii) high net-worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts falling within Articles 49(2)(a) to (d) of the Order, and/or (iii) other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). The Offer Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus supplement is only directed at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it or any of its contents.

TAXATION
The following discussion of Cayman Islands, PRC, Hong Kong and U.S. federal income tax consequences of the ownership and disposition of the Class A ordinary shares or ADSs is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to the ownership and disposition of the Class A ordinary shares or ADSs, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of the Maples and Calder (Hong Kong) LLP, our Cayman counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Jia Yuan Law Offices, our PRC legal counsel.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of the Class A ordinary shares or ADSs levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the Class A ordinary shares or ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Class A ordinary shares or ADSs, nor will gains derived from the disposal of the Class A ordinary shares or ADSs be subject to Cayman Islands income or corporation tax.
PRC Taxation
Under the PRC Enterprise Income Tax Law, (the “PRC EIT Law”), which became effective on January 1, 2008, amended on February 24, 2017 and December 29, 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.
In addition, the State Administration of Taxation (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as People’s Republic of China Tax Resident Enterprises on the Basis of De Facto Management Bodies (the “SAT Circular 82”), in April 2009, which specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments that are responsible for daily production, operation and management; (b) financial and personnel decision making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued the Public Announcement of SAT on Promulgation of the Administrative Measures on Income Tax on Overseas Registered Chinese-funded Holding Resident Enterprises (Trial Implementation) (the “SAT Bulletin 45”), which took effect in September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.
If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders (including the ADS holders). In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to PRC tax on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the ADS holders) and any gain realized on the transfer of ADSs or Class A ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Item 3. Key Information —  3.D. Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders” in our 2021 Form 20-F.
Hong Kong Taxation
In connection with the Hong Kong public offering, we will establish a Hong Kong share register. Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.13% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).
To facilitate ADS-ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors — Risks Related to the Global Offering and the Dual Listing — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A Ordinary Shares on the Stock Exchange.”
Material U.S. Federal Income Tax Considerations
The following are material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of the Class A ordinary shares or ADSs, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to own ADSs. This discussion applies only to a U.S. Holder that acquires the Class A ordinary shares in this offering and holds them or the ADSs as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax or Medicare contribution tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•
certain financial institutions;

•
dealers or traders in securities that use a mark-to-market method of tax accounting;

•
persons holding Class A ordinary shares or ADSs as part of a straddle, conversion transaction, integrated transaction or similar transaction;

•
persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•
entities classified as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•
persons that own or are deemed to own 10% or more of our stock by vote or value; or

•
persons holding Class A ordinary shares or ADSs in connection with a trade or business conducted outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns Class A ordinary shares or ADSs, the U.S. federal income tax treatment of its partners will generally depend on the status of its partners and the activities of the partnership. Partnerships owning Class A ordinary shares or ADSs and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of Class A ordinary shares or ADSs.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations and the income tax treaty between the United States and the PRC (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.
For purposes of this discussion, a “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of Class A ordinary shares or ADSs and:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treasury regulations that apply to taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisers regarding the creditability or deductibility of any PRC taxes imposed on dividends on, or dispositions of, the Class A ordinary shares or ADSs. The discussions below regarding the creditability or deductibility of PRC taxes do not apply to these investors.
In general, a U.S. Holder that owns ADSs will be treated as the owner of the underlying Class A ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying Class A ordinary shares represented by those ADSs, or exchanges Class A ordinary shares for ADSs representing those Class A ordinary shares.
This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Class A ordinary shares or ADSs in their particular circumstances.
Passive Foreign Investment Company Rules
In general, a non-U.S. corporation is a passive foreign investment company, or a PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns (or is treated as owning for U.S. federal income tax purposes), directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and investment gains. Cash is generally a passive asset for these purposes. The value of a company’s goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

Our PFIC status for any taxable year is a factual determination that can be made only after the end of that year and depends on the composition of our income and assets and the average value of our assets during that year. We hold a substantial amount of cash, and while that continues to be the case our PFIC status for any taxable year will depend primarily on the average value of our goodwill. The value of our goodwill may be determined, in large part, by reference to our market capitalization. Because our market capitalization has declined substantially since our initial public offering and has been volatile, there is a significant risk that we will be a PFIC for our taxable year 2022, and possibly future taxable years. For example, because our ADSs have been trading recently at low prices, we will likely be a PFIC for our taxable year of 2022 if (i) the value of our goodwill is determined by reference to our market capitalization, (ii) the amount of cash we hold for the remainder of 2022 remains substantial and (iii) the average of our market capitalization for the remainder of the year does not increase substantially following this offering. Moreover, it is not entirely clear how the contractual arrangements between us and the VIE will be treated for purposes of the PFIC rules, and we may be or become a PFIC if the VIE is not treated as owned by us for these purposes. For these reasons, there can be no assurance that we will not be a PFIC, and we cannot express any expectation regarding our PFIC status, for our current or any future taxable year.
If we are a PFIC for any taxable year and any entity in which we own or are treated as owning equity interests (including the VIE) is also a PFIC (any such entity, a “Lower-tier PFIC”), a U.S. Holder will be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive the proceeds of those distributions or dispositions.
In general, if we are a PFIC for any taxable year during which a U.S. Holder holds Class A ordinary shares or ADSs, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of its Class A ordinary shares or ADSs will be allocated ratably over that U.S. Holder’s holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any year on its Class A ordinary shares or ADSs exceed 125% of the average of the annual distributions on the shares or ADSs received during the preceding three taxable years or the U.S. Holder’s holding period for the shares or ADSs, whichever is shorter, such distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owned Class A ordinary shares or ADSs, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owned Class A ordinary shares or ADSs, even if we cease to meet the threshold requirements for PFIC status, unless the U.S. Holder makes a timely “deemed sale” election, in which case any gain on the deemed sale will be taxed under the PFIC rules described above.
Alternatively, if we are a PFIC and if the Class A ordinary shares or ADSs are “regularly traded” on a “qualified exchange,” as defined in applicable Treasury regulations, a U.S. Holder of Class A ordinary shares or ADSs will be entitled to make a mark-to-market election that will result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The Class A ordinary shares or ADSs will be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of the shares or ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. The NYSE, where our ADSs are listed, is a qualified exchange for this purpose. A non-U.S. exchange is a “qualified exchange” if it is regulated by a governmental authority in the jurisdiction in which the exchange is located and with respect to which certain other requirements are met. The Internal Revenue Service has not identified specific foreign exchanges that are “qualified” for this purpose. If a U.S. Holder of Class A ordinary shares or ADSs makes a valid mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the Class A ordinary shares or ADSs at the end of each taxable year in which we are a PFIC over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Class A ordinary shares or ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder validly makes the election, the U.S.

Holder’s tax basis in the Class A ordinary shares or ADSs will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Class A ordinary shares or ADSs in a year when the Company is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder validly makes the mark-to-market election, distributions paid on the Class A ordinary shares or ADSs will be treated as discussed under “— Taxation of Distributions.” There is no law, regulation or administrative guidance that provides for a right to apply a mark-to-market treatment to any Lower-tier PFIC that is not publicly traded. Therefore, if we are a PFIC for any taxable year, U.S. Holders could be subject to the general PFIC rules described in the preceding paragraph with respect to any Lower-tier PFIC even if they make a valid mark-to-market election with respect to us.
We do not intend to provide the information that will otherwise enable U.S. Holders to make a “qualified electing fund election,” which would result in alternative treatment if we were a PFIC for any taxable year.
If we are a PFIC for any taxable year during which a U.S. Holder owns any Class A ordinary shares or ADSs, the U.S. Holder will generally be required to file annual reports with the Internal Revenue Service.
U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of Class A ordinary shares or ADSs.
Taxation of Distributions
This discussion is subject to the discussion under “— Passive Foreign Investment Company Rules” above.
Distributions paid on the Class A ordinary shares or ADSs, other than certain pro rata distributions of Class A ordinary shares or ADSs, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid by “qualified foreign corporations” to certain non-corporate U.S. investors are taxable at the favorable rates applicable to long-term capital gains. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on a securities market in the United States, such as the NYSE, where the ADSs are listed. Pursuant to the legislative history, a share is treated as readily tradable for these purposes if an American depositary receipt backed by that share is so traded. The favorable rate does not apply if the non-U.S. corporation is a PFIC for the taxable year of the corporation in which the dividend is paid or the preceding taxable year. Non-corporate U.S. Holders should consult their tax advisers to determine whether the favorable rate will apply to dividends they receive on any of our Class A ordinary shares or ADS, and whether they are subject to any rules that limit their ability to be taxed at this favorable rate.
Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s, or in the case of ADSs, the depositary’s, receipt. The amount of any dividend income paid in non-U.S. currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize currency gain or loss in respect of the amount received. A U.S. Holder may have currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Dividends will be treated as foreign-source income for foreign tax credit purposes. As described in “— PRC Taxation,” dividends paid by us may be subject to PRC withholding tax. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC withholding tax. Subject to applicable limitations, which vary depending upon the U.S. Holder’s circumstances, PRC taxes withheld from dividend payments (at a rate not exceeding the applicable rate provided in the Treaty) generally will be creditable against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct creditable PRC taxes in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all creditable foreign taxes paid or accrued in the relevant taxable year.
Sale or Other Taxable Disposition of Class A Ordinary Shares or ADSs
This discussion is subject to the discussion under “— Passive Foreign Investment Company Rules” above.
For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of Class A ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Class A ordinary shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Class A ordinary shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars.
As described in “— PRC Taxation” above, gain on the sale of Class A ordinary shares or ADSs may be subject to PRC taxes if we are treated as a PRC resident enterprise for PRC tax purposes. Under the Code, capital gain of U.S. persons is generally treated as U.S.-source income. However, a U.S. Holder may be able to elect to treat the gain as foreign-source income under the Treaty and claim a foreign tax credit in respect of any PRC income tax on dispositions. The Foreign Tax Credit Regulations generally preclude a U.S. Holder from claiming a foreign tax credit with respect to PRC income taxes on gain from dispositions of Class A ordinary shares or ADSs if the U.S. Holder does not elect to apply the benefits of the Treaty. However, in that case it is possible that any PRC taxes on disposition gain may either be deductible or reduce the amount realized on the disposition (even if the U.S. Holder has elected to claim a foreign tax credit for other non-U.S. taxes for the same taxable year).
Any Hong Kong stamp duty imposed on dealings in our Class A ordinary shares or ADSs will not be creditable against a U.S. Holder’s U.S. federal income tax liability. U.S. Holders should consult their tax advisers regarding whether any stamp duty may be deductible, or reduce the amount of gain (or increase the amount of loss) recognized upon the disposition of the Class A ordinary shares or ADSs.
The rules governing foreign tax credits and deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisers regarding the consequences of the imposition of any non-U.S. tax on disposition gain, including the Treaty’s resourcing rule, any reporting requirements with respect to a Treaty-based return position and the creditability or deductibility of any non-U.S. tax on disposition gain in their particular circumstances (including any applicable limitations).
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds from the sale or exchange of our Class A ordinary shares or ADSs that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding, generally on Internal Revenue Service Form W-9. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.
Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of Class A ordinary shares or ADSs, or non-U.S. accounts through which Class A ordinary shares or ADSs are held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the Class A ordinary shares or ADSs.

LEGAL MATTERS
We are being represented by Davis Polk & Wardwell with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The underwriters are being represented by Cleary Gottlieb Steen & Hamilton with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The validity of the Class A ordinary shares offered in the Global Offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Jia Yuan Law Offices and for the underwriters by Jingtian & Gongcheng. Davis Polk & Wardwell may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Jia Yuan Law Offices with respect to matters governed by PRC law. Cleary Gottlieb Steen & Hamilton may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

PROSPECTUS
Tuya Inc.
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, par value US$0.00005 per share, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by the selling shareholders (if any).
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.
The ADSs are listed on the New York Stock Exchange under the symbol “TUYA.” On May 27, 2022 the last reported sale price of the ADSs on the New York Stock Exchange was US$2.68 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 10 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
Tuya Inc. is not an operating company in China but a Cayman Islands holding company with no equity ownership in its consolidated variable interest entities. We conduct substantially all of our business operations in China through (i) our PRC subsidiaries, including Hangzhou Tuya Information Technology Co., Ltd., our wholly-owned subsidiary incorporated in the PRC, and (ii) Hangzhou Tuya Technology Co., Ltd., or Hangzhou Tuya Technology, the variable interest entity, or VIE, with which we have maintained contractual arrangements. Due to PRC restrictions on foreign ownership of telecommunication businesses, we currently conduct a de minimis portion of our business through the VIE, and rely on contractual arrangements among Tuya Information, the VIE and its nominee shareholders to control the business operations of the VIE. The revenue generated by the VIE contributed less than 0.1% of our total revenue in each of 2019 and 2020, and the revenue contribution from the VIE was nil in 2021. As used in this prospectus, “Tuya,” “we,” “us,” “our company,” and “our” refer to Tuya Inc., our Cayman Islands holding company and its subsidiaries, and in the context of describing our operations and consolidated financial information, the VIE. Investors in our ADSs are not purchasing equity interests in our subsidiaries or the VIE but instead are purchasing equity interests in Tuya Inc., a Cayman Islands holding company.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, the VIE and investors in our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, the business, financial condition and results of operations of the VIE and our company as a whole. Our Class A ordinary shares or our ADSs may significantly decline in value, if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries and VIE that conduct all or substantially all of our operations. For a detailed description of the risks associated with our corporate structure, please refer to “Item 3. Key Information — 3. D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F.
We also face various legal and operational risks and uncertainties related to doing business in China. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of inspection from the U.S. Public Company Accounting Oversight Board, or PCAOB, on our auditors. The PRC government has authority to regulate and exert influence on companies operating in the PRC, including their ability to conduct business, accept foreign investments or be listed on foreign stock exchanges. The PRC government may also intervene with or influence our operations as the government deems appropriate to further regulatory political and societal goals, among other things, which could result in an adverse impact on our operations and/or value of our Class A ordinary shares and the ADSs. The PRC government has recently published new policies that have significantly impacted our industry and we cannot rule out the possibility that it will in the future further release regulations or policies regarding our industry, including those that may have adverse impacts on our business, financial condition and results of operations. These actions may cause the value of such securities to significantly decline or in extreme cases, become worthless. For a more detailed discussion of these risks, see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China” and “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Corporate Structure” in our 2021 Form 20-F.
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our external auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. The HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completed by the PCAOB in connection with our filing of our 2021 Form 20-F. For more details, see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024, if the PCAOB is unable to inspect or fully investigate auditors located in China, or 2023, if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.
Tuya Inc. is a holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, Tuya Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIE in China. Under PRC law, Tuya Inc. may provide funding to our PRC subsidiaries through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Tuya Inc. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Our Company — Transfer of Funds and Other Assets through Our Organization” in this prospectus. Tuya Inc. has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our Class A ordinary shares.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 31, 2022

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to the American depositary shares, each representing one Class A ordinary share;

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“CAC” refers to the Cyberspace Administration of China;

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“CIC” refers to China Insights Consultancy, an independent professional market research and consulting company;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau;

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“Class A ordinary share” refers to our Class A ordinary shares, par value US$0.00005 per share;

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“Class B ordinary share” refers to our Class B ordinary shares, par value US$0.00005 per share;

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“Hangzhou Tuya Technology” refers to Hangzhou Tuya Technology Co., Ltd.;

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“IoT” refers to Internet of Things, the concept of connecting a large number of physical objects as well as the people using them to a large, interconnected network, turning everyday things into “smart” connected devices;

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“MAA” or “Articles” refers to the eighth amended and restated memorandum and articles of association of our company, currently effective;

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“NYSE” refers to the New York Stock Exchange;

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“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

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“SaaS” refers to software as a service, a cloud-based software licensing and delivery model in which software and associated data are centrally hosted and are available to end users over the internet;

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“shares” or “ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.00005 per share;

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“Tuya,” “we,” “us,” “our company,” and “our” refer to Tuya Inc., a Cayman Islands company and its subsidiaries and, in the context of describing our operations and consolidated financial information, its consolidated variable interest entity, or VIE;

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“Tuya Information” refers to Hangzhou Tuya Information Technology Co., Ltd.;

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“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and

•
“variable interest entity,” or “VIE,” refers to the PRC entity of which we have power to control the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at RMB6.3726 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 30, 2021. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus and the documents incorporated by reference herein can be identified by the use of forward-looking words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “likely to,” “may,” “plan,” “potential,” “should” and “will” or other similar expressions.
Forward-looking statements appear in a number of places in this prospectus and the documents incorporated by reference in this prospectus, and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — 3.D. Risk Factors” in our 2021 Form 20-F. These risks and uncertainties include factors relating to:
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general economic, political, demographic and business conditions in China and globally;

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our ability to implement our growth strategies;

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the success of operating initiatives, including advertising and promotional efforts and new product and service development by us and our competitors;

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our ability to develop and apply our technologies to support and expand our product and service offerings;

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our ability to compete and conduct our business in the future;

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the expected growth of the IoT PaaS and SaaS industries in China and globally;

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the availability of qualified personnel and the ability to retain such personnel;

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competition in the IoT PaaS and SaaS industries;

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the COVID-19 pandemic and government measures taken in response thereto;

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changes in government policies and regulations;

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other factors that may affect our financial condition, liquidity and results of operations; and

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other risk factors discussed under the section entitled “Item 3. Key Information — 3.D. Risk Factors” in our 2021 Form 20-F.

This list of important factors is not exhaustive. We would like to caution you not to place undue reliance on these forward-looking statements. We operate in an evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We qualify all of our forward-looking statements by these cautionary statements.
You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

OUR COMPANY
Overview
We established the world’s first IoT cloud development platform, according to CIC. Through our IoT cloud development platform, we deliver a variety of offerings. Our IoT Platform as a Service, or PaaS, enables brands, OEMs, and developers to develop, launch, manage and monetize smart devices and services. Our Industry SaaS offering enables businesses to deploy, connect, and manage large numbers and different types of smart devices. We also offer businesses, developers and end users a diverse range of cloud-based value-added services to improve their ability to develop and manage IoT experiences. Through our IoT cloud development platform, we have enabled developers to activate an IoT ecosystem of brands, OEMs, partners and end users to engage and communicate through a broad range of smart devices.
We have cultivated a large and diversified customer base. We had approximately 5,000 and 8,400 customers, respectively, in 2020 and 2021, primarily including brands, OEMs, industry operators and system integrators. For the same periods, our IoT PaaS empowered approximately 2,700 and 4,100 brands, respectively, to develop their smart devices, including leading brands such as Calex, Philips and Schneider Electric. Our IoT PaaS currently enables businesses and developers across over 200 countries and regions globally to develop smart devices in more than 2,200 categories. We were the largest IoT PaaS provider in the global market of IoT PaaS in terms of the volume of smart devices powered in 2021, according to CIC. As of December 31, 2021, there were approximately 388.3 million smart devices powered by Tuya. We are also attracting an increasing number of Industry SaaS customers. We have established a large and active community of over 510,000 registered IoT device and software developers as of December 31, 2021. Smart devices powered by Tuya are currently available in approximately 120,000 stores all over the world.
Our offerings enable customers across a broad range of industry verticals, such as smart home, smart business, healthcare, education, agriculture, outdoors and sport, and entertainment. Our platform is cloud-agnostic, allowing customers to simultaneously work with multiple public cloud solutions, such as Amazon Web Services, Microsoft Azure and Tencent Cloud, as well as their private cloud infrastructures, with the flexibility to switch among them if needed. Our platform also integrates mainstream third-party technologies, such as Amazon Alexa, Google Assistant and Samsung SmartThings, to make smart devices more intelligent.
Our platform benefits from network effects driven by our ecosystem of developers, businesses, partners and end users. End users of smart devices demand a single interface to interact with various types of devices from different brands — an experience similar to using different apps on one smartphone. Our platform provides an open architecture to connect any device from any brand, while enabling users to manage all devices across brands through a single portal. As a result, we believe that as our platform continues to grow, more brands and OEMs want to join our platform to integrate their devices onto the single user interface through which devices from other brands are connected. These self-reinforcing network effects further increase our brand awareness and generate word-of-mouth referrals, helping us build an extensive, vibrant and increasingly interconnected IoT ecosystem.
We help our customers succeed and benefit from their long-term growth through our consumption-based revenue model as we deploy IoT PaaS on more smart devices developed by our customers. We had 311 premium IoT PaaS customers, defined as IoT PaaS customers who individually contributed more than US$100,000 of revenues during the immediately preceding 12-month periods, as of December 31, 2021. In the 12 months ended December 31, 2021, our premium IoT PaaS customers contributed approximately 88.6% of our revenues generated from IoT PaaS. Our dollar-based net expansion rate of IoT PaaS was 153% for the trailing 12-month period ended December 31, 2021, indicating strong growth within our existing customer base.
We also provide Industry SaaS to help businesses drive efficiency, cost saving and productivity across verticals, from smart commercial lighting to smart hotel and community. The deployment of our Industry SaaS solutions also enables us to reach and build relationships with a large number of brands, hardware companies and system integrators, which reinforces our network effects and synergies. We have also gained significant traction of Industry SaaS since its launch in late 2019, demonstrated by the fact that over 85% of businesses that became our smart hotel SaaS customers in 2020 renewed their contracts with us in 2021.

Our business has scaled rapidly in recent years. In 2021, we achieved deployment of IoT PaaS of 184.0 million, representing an increase of 57.9% from 116.5 million in 2020. In 2021, our revenues were US$302.1 million, representing an increase of approximately 67.9% from 2020. In 2020, our revenues grew to US$179.9 million, representing an increase of 70.0% from 2019. We generated net losses of US$70.5 million, US$66.9 million, and US$175.4 million in 2019, 2020 and 2021, respectively.
Corporate Information
Our principal executive office is located at 10/F, Building A, Huace Center, Xihu District, Hangzhou City, Zhejiang, 310012, People’s Republic of China. Our telephone number at this address is +86 0571-86915981. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at ir.tuya.com. The information contained on our website is not a part of this prospectus.
Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our 2021 Form 20-F.
Holding Company Structure and Contractual Arrangements with the VIE
Tuya Inc. is a Cayman Islands holding company and operates in China mainly through its PRC subsidiaries. It also conducts business internationally with local offices in the U.S., India, Germany, and Japan, among other locations. Due to PRC restrictions on foreign ownership of telecommunication businesses, we currently conduct a de minimis portion of our business through the VIE incorporated in China, and rely on contractual arrangements among Tuya Information, the VIE and its nominee shareholders to control the business operations of the VIE.
The contractual arrangements, including the exclusive business cooperation agreement, equity interest pledge agreement, exclusive option agreement, powers of attorney and spousal consents, were initially entered into in December 2014 and were last amended and restated in January 2022. In line with common practice in the PRC for industries subject to foreign investment restrictions, we would gain effective control over, and receive all the economic benefits generated by the businesses currently operated by the VIE through these contractual arrangements. For more details of these contractual arrangements, see “Item 4. Information on the Company — 4.C. Organizational Structure — Contractual Arrangements with the VIE and the VIE’s Respective Shareholders” in our 2021 Form 20-F.
The VIE has historically accounted for an immaterial portion of our total revenues and assets. The revenues generated by the VIE contributed less than 0.1% of our total revenues in each of 2019 and 2020. The revenue contribution from the VIE was nil in 2021. As of December 31, 2020 and 2021, the assets of the VIE, excluding amounts due from other companies in our group, represented 0.16% and 0.01% of our consolidated total assets, respectively. We expect the contribution of revenues and assets to our group from the VIE to remain immaterial in the foreseeable future. Additionally, the VIE currently does not hold any licenses or permits that are material to our current business operations.

The following chart illustrates our corporate structure, including our significant subsidiaries as that term is defined under Section 1-02 of Regulation S-X under the Securities Act, the VIE and certain other subsidiaries, as of the date of this prospectus.

Note:
(1)
Shareholders of Hangzhou Tuya Technology are Xueji (Jerry) Wang (our director and CEO), Liaohan (Leo) Chen (our director and president), Yaona Lin (our employee), Ruixin Zhou (our CTO) and Peihong Chen (our employee), each holding approximately 60.7%, 13.1%, 11.5%, 9.8% and 4.9%, respectively, of Hangzhou Tuya Technology’s equity interests. Xueji (Jerry) Wang, Liaohan (Leo) Chen, Yaona Lin, Ruixin Zhou and Peihong Chen each holds approximately 19.9%, 5.0%, 4.4%, 3.8% and 1.8%, respectively, of our equity interests.

Our corporate structure involves unique risks to investors in the ADSs. The VIE is owned by certain nominee shareholders, not us. All of these nominee shareholders are also beneficial owners of our company. Investors in our ADSs are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by our subsidiaries or the VIE. Investors who are non-PRC residents may never directly hold equity interests in the VIE under current PRC laws and regulations. In addition, our contractual arrangements with the VIE have not been tested in court. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to penalties or be forced to relinquish our interests in those operations or otherwise significantly change our corporate structure. We and our investors face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIE and, consequently, negatively affect our ability to consolidate the financial results of the VIE and the financial performance of our company as a whole. Our ADSs may decline in value or become worthless if we are unable to effectively enforce our contractual control rights over the assets and operations of the VIE. For a detailed discussion of the risks as a result of the VIE structure, see “Item 3. Key Information — 3.D. Risk Factor — Risks Related to Our Corporate Structure” in our 2021 Form 20-F.
Transfer of Funds and Other Assets through Our Organization
Under PRC law, Tuya Inc. may provide funding to our PRC subsidiaries through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans. As of December 31, 2021, through its intermediate holding company, Tuya Inc. had made cumulative capital contributions of US$363.9 million to its PRC subsidiaries. These funds have been used by our PRC subsidiaries mainly for their business operations. Because Tuya Inc. controls the VIE through contractual arrangements, it is not able to make direct capital contribution to the VIE. Nonetheless, Tuya Inc.

and its subsidiaries may transfer cash to the VIE by loans or by making payment to the VIE for inter-group transactions, subject to satisfaction of applicable government registration and approval requirements. In 2019, 2020 and 2021, Tuya Inc. and its subsidiaries did not make any loans to the VIE. In addition, Tuya Information may, from time to time, lend cash to the VIE or settle the VIE’s payment obligations on behalf of VIE to provide temporary working capital support to the VIE. In 2019, 2020 and 2021, the net amounts of working capital support provided by Tuya Information to the VIE were RMB2.0 million, RMB0.2 million and RMB2.7 million (US$0.4 million), respectively. As of December 31, 2019, 2020 and 2021, the amounts owed by VIE to Tuya Information associated with the foregoing working capital support arrangements were RMB4.5 million, RMB4.6 million and RMB7.1 million (US$1.1 million), respectively. The VIE has historically funded its operations primarily using cash generated from its operating activities and the working capital support provided by Tuya Information.
Tuya Inc. is a holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, Tuya Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIE in China. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Tuya Inc. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. In 2019, 2020 and 2021, no dividends or distributions were made to Tuya Inc. by its PRC subsidiaries. The VIE may transfer cash to Tuya Information, our wholly-owned subsidiary in the PRC, by paying service fees pursuant to the contractual arrangements through which we control and consolidate the financial results of the VIE. In each of 2019, 2020 and 2021, the VIE did not pay any service fees to Tuya Information pursuant to the contractual arrangements.
Tuya Inc. has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our Class A ordinary shares. We currently intend to retain our available funds and any future earnings to operate and expand our business. We currently do not have any plan to require our PRC subsidiaries to distribute their retained earnings and intend to retain them to operate and expand our business in the PRC. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder.
For the purpose of illustration, the below table reflects the hypothetical taxes that might be required to be paid within China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Taxation Scenario(1) Statutory Tax and Standard Rates
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(3)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering timing differences, is assumed to equal taxable income in China.

(2)
Under the terms of the contractual arrangements between us and the VIE, our PRC subsidiary may charge the VIE for services provided to the VIE. These service fees shall be recognized as expenses of the VIE, with a corresponding amount as service income by our PRC subsidiary and eliminate in consolidation. For income tax purposes, our PRC subsidiary and the VIE file income tax returns on a separate company basis. The service fees paid are recognized as a tax deduction by the VIE and as income by our PRC subsidiary and are tax neutral.

(3)
Tuya Information, our wholly-owned PRC subsidiary, was eligible to enjoy a preferential tax rate of 15% from 2018 to 2020 to the extent it has taxable income under the EIT Law. As of December 31, 2021, the renewal application of Tuya Information’s High and New Technology Enterprise, or the HNTE, qualification was completed and Tuya Information continues qualifying as an HNTE and entitles to enjoy the 15% beneficial tax rate for the years ended December 31, 2022, 2023 and 2024. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. According to the arrangement between Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by a FIE in China to its immediate holding company in Hong Kong can be subject to withholding tax at a rate of no more than 5% if the immediate holding company in Hong Kong owns directly at least 25% of the shares of the FIE and could be recognized as a Beneficial Owner of the dividend from PRC tax perspective.

The table above has been prepared under the assumption that all profits of the VIE will be distributed as fees to Tuya Information under tax neutral contractual arrangements. If in the future, the accumulated earnings of the VIE exceed the fees paid to Tuya Information, or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities, we have other tax-planning strategies that can be deployed on a tax neutral basis. Should all tax planning strategies fail, the VIE could, as a matter of last resort, make a non-deductible transfer to our PRC subsidiary for the amounts of the stranded cash in the VIE. This would result in the double taxation of earnings: one at the VIE level (for non-deductible expenses) and one at Tuya Information level (for presumptive earnings on the transfer). Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.
The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our external auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. The HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completed by the PCAOB in connection with our filing of our 2021 Form 20‑F. For more details, see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024, if the PCAOB is unable to inspect or fully investigate auditors located in China, or 2023, if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.
PRC Cybersecurity Review
On December 28, 2021, the CAC and several other administrations jointly promulgated the Measures for Cybersecurity Review, or Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that (i) a “network platform operator” holding over one million users’ personal information shall apply for a cybersecurity review when listing their securities “in a foreign country”, (ii) a critical information infrastructure operator, or a CIIO, that intends to purchase internet products and services that affect or may affect national security shall apply for a cybersecurity review, and (iii) a “network platform operator” carrying out data processing activities that affect or may affect national security shall apply for a cybersecurity review. Since the Cybersecurity Review Measures are relatively new, significant uncertainties exist in relation to their interpretation and implementation. Additionally, the Cybersecurity Review Measures do not provide the exact scope of “network platform operator” or the circumstances that would “affect or may affect national security.” As a result, there can be no assurance that we will not be required to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures. To the extent any cybersecurity review is required, we cannot assure you that we will be able to complete it in a timely manner, or at all. Any failure to complete the required cybersecurity review may result in administrative penalties, including fines, a shut-down of our business, revocation of requisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effects on our business, financial condition and results of operations. See “Item 3. Key Information — 3.D. Risk Factors — Compliance with the rapidly evolving landscape of global data privacy and data security laws may be challenging, and any failure or perceived failure to comply with such laws, or other concerns about our practices or policies with respect to the processing of personal information, could damage our reputation and deter current and potential customers and end users from using our platform and products and services or subject us to significant compliance costs or penalties, which could materially and adversely affect our business, financial condition and results of operations” in our 2021 Form 20-F.
Potential CSRC Approval Required for Issuance and Listing of Securities Overseas
On December 24, 2021, the CSRC published the draft Regulations of the State Council on the Administration of Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or Administrative Provisions, and the draft Measures for the Record-Filing of Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or Filing Measures, for public comments. Pursuant to these drafts, PRC domestic companies that seek to directly or indirectly issue or list their securities overseas shall file with the CSRC certain required documents, and “PRC domestic companies” are defined to include both (i) PRC companies limited by shares that seek direct issuance of shares and listing overseas, and (ii) offshore-incorporated companies whose main business operations are in China that seek indirect issuance of shares and listing overseas based on their onshore equity, assets or similar interests. More specifically, a “PRC domestic company” that seeks an initial public offering overseas, or a “PRC domestic company” already listed overseas who seeks to list its securities in another overseas market, shall file the required documents with the CSRC within three (3) business days after submitting the application documents for the foregoing transactions. As of the date of this prospectus, it remains uncertain when the final Administrative Provision and Filing Measures will be adopted. Uncertainties also exist regarding the final form of these regulations as well as the interpretation and implementation thereof after promulgation. If the Administrative Provisions and Filing Measures are adopted in the current form, we may be required to file required documents with the CSRC regarding our future securities offerings, which could take up to 20 business days for the CSRC to review and approve after submitting all required documents. See “Item 3. Key Information — 3.D. Risk Factors — The filing, approval or other administration requirements of the CSRC, the CAC or other PRC government authorities may be required to maintain our listing status or conduct future offshore securities offerings” in our 2021 Form 20-F.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under the section “Item 3. Key Information — 3.D. Risk Factors” in our 2021 Form 20-F, which is incorporated into this prospectus by reference, and any additional risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).
We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by the selling shareholders (if any).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and Companies Act (as amended) of the Cayman Islands, which we refer to as Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital consists of US$50,000 divided into 1,000,000,000 ordinary shares of a par value of US$0.00005 each, comprising of (i) 600,000,000 Class A ordinary shares of a par value of US$0.00005 each, (ii) 200,000,000 Class B ordinary shares of a par value of US$0.00005 each, and (iii) 200,000,000 shares of such class or classes as our board of directors may determine. As of the date of this prospectus, there are 571,246,560 ordinary shares that are issued and outstanding, consisting of 491,846,560 Class A ordinary shares (including 5,433,895 Class A ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our 2015 Equity Incentive Plan and 17,831,921 Class A ordinary shares represented by ADSs that have been repurchased by us from open market) and 79,400,000 Class B ordinary shares.
The following are summaries of material provisions of our eighth memorandum and articles of association, or the MAA, and the Companies Act as they relate to the material terms of our ordinary shares.
Ordinary Shares
General.   Holders of ordinary shares will have the same rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue share to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our MAA and the Companies Act. Our MAA provides that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.
Classes of Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.
Conversion.   A Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person which is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B ordinary shares as a result of which any person who is not an affiliate of the holders of such ordinary shares becomes a beneficial owner of such ordinary shares, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares. The Class B ordinary shares, if any, beneficially owned by Mr. Xueji (Jerry) Wang and his affiliates, shall be automatically and immediately converted into an equal number of Class A ordinary shares upon Mr. Xueji (Jerry) Wang ceasing to be our director. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon our company’s registration of such sale, transfer, assignment or disposition in our register of members; (ii) the creation of any pledge, charge, encumbrance or other third-party right of whatever description on any Class B ordinary shares to secure any contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party who is not an affiliate of the relevant member becoming a beneficial owner of the relevant Class B ordinary shares in which case all the related Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares, (iii) any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person which is a beneficial owner of Class B ordinary shares shall not trigger the automatic conversion of such Class B ordinary shares into Class A ordinary shares; and (iv) in the event that Mr. Liaohan (Leo) Chen ceases to be a director or an executive officer or employee of our company, any and all of the Class B ordinary shares beneficially owned by Mr. Liaohan (Leo) Chen and any affiliate of Mr. Liaohan (Leo) Chen shall be automatically and immediately converted into an equal number of Class A ordinary shares; provided that in the event that Mr. Liaohan (Leo) Chen ceases to be a director or an executive officer or employee of our company and has, prior to or concurrently with his ceasing to be in such position, delegated the voting power on any of the Class B ordinary shares that he beneficially owns to Mr. Xueji (Jerry) Wang and/or an affiliate of Mr. Xueji (Jerry) Wang through voting proxy, voting agreement or similar arrangement, the automatic conversion into Class A ordinary shares of such Class B ordinary shares the voting power of which is so delegated shall not be triggered. For the purpose of the foregoing sentence, an “affiliate” of a given shareholder means any other person that, directly or indirectly, controls, is controlled by or is under common control with such person, and for the purposes of the foregoing definition of “affiliate,” “control” means, in relation to any person, the power or authority, whether exercised or not, to direct the business, management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such person or power to control the composition of a majority of the board of directors of such person.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to 15 votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders shall be determined by poll and not on a show of hands.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of all votes, calculated on a fully converted basis, cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of all votes, calculated on a fully converted basis, cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Subject to the provisions of the Companies Act and our MAA, a special resolution will be required for important matters such as a change of name or making changes to our MAA.
General Meetings of Shareholders.   A quorum required for a meeting of shareholders consists of shareholders holding a majority of all votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Our MAA provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules at the NYSE. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of all votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our MAA does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least seven (7) business days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.
Transfer of Ordinary Shares.   Subject to the restrictions in our MAA as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for 30 more than days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors, or are otherwise authorized by our MAA. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, our register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.
Issuance of Additional Shares.   Our MAA authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our MAA also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Anti-Takeover Provisions.   Some provisions of our MAA may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders, and limit the ability of shareholders to requisition and convene general meetings of shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our MAA for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Registered Office and Objects
Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
According to Clause 3 of our MAA, the objects for which we are established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the Cayman Islands.
Register of Members
Under the Companies Act, we must keep a register of members and there should be entered therein:
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the names and addresses of our members, a statement of the shares held by each member (including the amount paid or agreed to be considered as paid, on the shares of each member, and confirmation of whether each relevant category of shares held by each member carries voting rights under our articles of association, and if so, whether such voting rights are conditional);

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.
If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our MAA provides that that we shall indemnify our officers and directors and any trustee against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty, and no such director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to us may be lodged or deposited for safe custody or for any insufficiency of any security upon which any of our monies may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud or dishonesty of such director or officer or trustee. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our MAA.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our MAA provides that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our MAA allows our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our MAA does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our MAA does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our MAA, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. A director may be removed from office by ordinary resolution of shareholders or the affirmative vote of a simple majority of the other directors present and voting at a board meeting, provided that in the event that the chairman is to be removed by the affirmative vote of a simple majority of the other directors present and voting at a board meeting, such affirmative vote shall include the vote of at least one Management Director (as defined under the MAA). In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our MAA.

Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our MAA, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our MAA, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our MAA, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Nonresident or Foreign Shareholders.   There are no limitations imposed by our MAA on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our MAA governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years. In June 2018, we effected a 10-for-1 share split of each of our issued and unissued ordinary shares and preferred shares with par value per share divided by 10. All the information of number of shares below has been retroactively adjusted to give effect to such 10-for-1 share split. The par value per ordinary share and the par value per convertible preferred share also have been retroactively revised as if they had been adjusted in proportion to the share split:
Ordinary Shares
On February 1, 2021, we issued 9,615,769 ordinary shares to NVMB XIV Holdings Limited for a consideration of US$119,999,989.24.
On February 2, 2021, we issued 6,410,513 ordinary shares to Tencent Mobility Limited for a consideration of US$79,999,996.99.
Immediately prior to the completion of our initial public offering in March 2021, the issued and outstanding ordinary shares beneficially owned by (i)Xueji (Jerry) Wang and (ii) Liaohan (Leo) Chen were converted into Class B ordinary shares, and the remaining issued and outstanding ordinary shares and all the Series A preferred shares were converted into Class A ordinary shares, in each case on a one-to-one basis immediately.
In March 2021, in connection with our initial public offering, we issued and sold an aggregate of 43,590,000 Class A ordinary shares in the form of ADSs at a public offering price of US$21.00 per ADS. Subsequently in April 2021, we issued an additional of 1,486,479 Class A ordinary shares in the form of ADSs upon the exercise by the underwriters in our initial public offering of their over-allotment option to purchase additional ADSs at a price of US$21.00 per ADS.
Preferred Shares
On September 16, 2019, we issued 49,514,236 Series D preferred shares to Tencent Mobility Limited for a consideration of US$169,918,003.69. On September 16, 2019, we issued 611,941 Series D preferred shares to New Enterprise Associates 14, L.P. for a consideration of US$2,099,997.93.
On September 16, 2019, we issued 845,062 Series D preferred shares to NEA 15 Opportunity Fund, L.P. for a consideration of US$2,899,999.27.
On November 1, 2019, we issued 1,457,003 Series D preferred shares to China Broadband Capital Partners IV, L.P. for a consideration of US$4,999,997.20.
As none of the holders of our Series A preferred shares were related parties prior to such holders’ initial investment in our securities, the price of our Series A preferred shares was determined based on negotiations between us and the investors and were approved by our board of directors. Our Series A preferred shares, Series A-1 preferred shares, Series B preferred shares, Series C preferred shares and Series D preferred shares automatically converted into ordinary shares upon the completion of our initial public offering at an initial conversion ratio of one-to-one, adjusted for share splits, share dividends, recapitalizations and similar transactions.
Option and Restricted Share Grants
We have granted options to purchase our ordinary shares and restricted shares to certain of our executive officers and employees. See “Item 6. Directors, Senior Management and Employees — 6.B. Compensation — Share Incentive Plan” in our 2021 Form 20-F, which is incorporated into this prospectus by reference.
Shareholders Agreements
Our currently effective fifth amended and restated shareholders agreement was entered into on September 11, 2019 by and among us, our shareholders, and certain other parties named therein. The current shareholders agreement provides for certain special rights, including right of participation and right of co-sale, and contains provision governing the board of directors and other corporate governance matters. These special rights (except the registration right as described below), as well as the corporate governance provisions, have automatically terminated after the completion of our initial public offering.

Scott Sandell and Carmen Chang were appointed to our board of directors pursuant to the terms of the shareholders agreement which provides that New Enterprise Associates 14, L.P., NEA 15 Opportunity Fund, L.P. and their affiliates shall be entitled to designate two directors of our board who are elected by the holders of our series A preferred shares. Such right to designate directors has also terminated upon the completion of this offering.
Registration Rights
Pursuant to the current shareholders agreement, we have granted certain registration rights to our shareholders, provided that no shareholder shall be entitled to exercise any such registration right after the earlier of (i) four years following the consummation of a Qualified IPO that provides for an offering price per share equal to at least two times the issue price of the Series D preferred shares and results in gross proceeds of no less than US$400 million (“Qualified IPO”); or (ii) with respect to any holder, the date on which such holder may sell all of such holder’s registrable securities under Rule 144 of the Securities Act in any ninety (90)-day period. Set forth below is a description of the registration rights granted under the current shareholders agreement.
Demand Registration Rights.   At any time or from time to time after the earlier of (i) the third (3rd) anniversary of the date of the consummation of the purchase and sale of the Series D Preferred Shares or (ii) the date that is six (6) months after the closing of the IPO, upon a written request from the holders of at least 20% of the registrable securities then outstanding, we shall promptly give written notice of the proposed registration to all other Holders and shall, use our reasonable best efforts to effect as soon as practicable, the registration under the Securities Act of all registrable securities which the holders request to be registered within 15 days after the mailing of such notice by us, provided, however, that the Company shall not be obligated to effect more than two such demand registrations.
Piggyback Registration Rights.   If we propose to file a registration statement for a public offering of our securities, we must offer holders of our registrable securities an opportunity to include in the registration the registrable securities that the holders have requested to be registered. There shall be no limit on the number of times the holders may request registration of registrable securities pursuant to such piggyback registration rights.
If the underwriter advises the holders initiating the registration request pursuant to the piggyback registration rights in writing that marketing factors require a limitation on the number of shares to be underwritten, then the underwriter may (i) in the event the offering is the Company’s IPO, exclude all of the registrable securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude the registrable securities requested to be registered, provided that (A) no registrable securities shall be excluded unless all other equity securities (except for securities sold for the account of the Company) are excluded from the registration and underwriting and so long as the number of registrable securities to be included in such registration is allocated among all holders in proportion, as nearly as practicable, to the respective amounts of registrable securities requested by such Holders to be included and (B) the amount of registrable securities to be included in such registration shall not be reduced below twenty five percent (25%) of the total amount of securities included in such registration.
Form F-3 or S-3 Registration Rights.   In case we receive from any holders of registrable securities then outstanding written requests that we effect a registration on Form F-3 or Form S-3, as the case may be, we shall, subject to certain limitations, file a registration statement on Form F-3 or Form S-3 covering the registrable securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders.
Expenses of Registration.   We will bear all registration expenses incurred in connection with any demand, piggyback or F-3 registration, subject to certain limitations.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one Class A ordinary share (or a right to receive one Class A ordinary share) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR, which contains the terms of your ADSs. Directions on how to obtain copies of those documents are provided on “Where You Can Find Additional Information.”
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent
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Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

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Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

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Rights to Purchase Additional Shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

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Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
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Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

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Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

• US$.05 (or less) per ADS	• Any cash distribution to ADS holders
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
• US$.05 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
• Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Jia Yuan Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
We have been advised by Jia Yuan Law Offices, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Jia Yuan Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, some of our directors and senior executive officers reside within China for a significant portion of the time and are PRC nationals. Furthermore, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it may be difficult or impossible for our shareholders to effect service of process upon us or these persons inside China, and it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and the PRC Law on Choice of Law for Foreign-related Civil Relationships, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the ADSs or ordinary shares. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws” in our 2021 Form 20-F.

TAXATION
Material Cayman Islands, PRC and United States federal income tax consequences of the ownership and disposition of the securities offered by this prospectus will be set forth in any accompanying prospectus supplement or free writing prospectus relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the Class A ordinary shares or ADSs of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the Class A ordinary shares or ADSs to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of Class A ordinary shares or ADSs in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each such selling shareholder, the number of Class A ordinary shares or ADSs beneficially owned by each such selling shareholder, and the number of Class ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we and/or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name or names of any underwriters, dealers or agents;

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the public offering or purchase price;

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the proceeds from such sale;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Tuya Inc. and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Jia Yuan Law Offices. Davis Polk & Wardwell LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Jia Yuan Law Offices with respect to matters governed by PRC law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website ir.tuya.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022 (File No. 001-40210);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on March 12, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Tuya Inc.
10/F, Building A, Huace Center
Xihu District, Hangzhou City, Zhejiang, 310012
People’s Republic of China
+86 0571-86915981
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.